Exhibit 4.2




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                          CONCENTRA MANAGED CARE, INC.

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK
                                   as Trustee


                                       ----------------

                                    Indenture

                           Dated as of August 17, 1999

                                       ----------------





                     14% Senior Discount Debentures due 2010









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


               Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of August __, 1999


  Trust Indenture                                               Indenture
    ACT SECTION                                                  SECTION
 ---------------                                                ---------
ss.310  (a)(1)      .......................................       609
        (a)(2)      .......................................       609
        (a)(3)      .......................................  Not applicable
        (a)(4)      .......................................  Not applicable
        (b)         .......................................       608
                                                                  610
ss.311  (a)         .......................................       613(a)
        (b)         .......................................       613(b)
        (b)(2)      .......................................       703(a)(2)
                                                                  703(b)
ss.312  (a)         .......................................       701
                                                                  702(a)
        (b)         .......................................       702(b)
        (c)         .......................................       702(c)
ss.313  (a)         .......................................       703(a)
        (b)         .......................................       703(b)
        (c)         .......................................       703(a)
                                                                  703(b)
        (d)         .......................................       703(c)
ss.314  (a)         .......................................       704
        (b)         .......................................  Not applicable
        (c)(1)      .......................................       102
        (c)(2)      .......................................       102
        (c)(3)      .......................................  Not applicable
        (d)         .......................................  Not applicable
        (e)         .......................................       102
ss.315  (a)         .......................................       601(a)
        (b)         .......................................       602
                                                                  703(a)(6)
        (c)         .......................................       601(b)
        (d)         .......................................       601(c)
        (d)(1)      .......................................       601(a)(1)
        (d)(2)      .......................................       601(c)(2)
        (d)(3)      .......................................       601(c)(3)
        (e)         .......................................       514

  Trust Indenture                                                 Indenture
    ACT SECTION                                                    SECTION
 ----------------                                                 ---------
ss.316  (a)         .........................................     101
        (a)(1)(A)   .........................................     502
                                                                  512
        (a)(1)(B)   .........................................     513
        (a)(2)      .........................................Not applicable
        (b)         .........................................     508
ss.317  (a)(1)      .........................................     503
        (a)(2)      .........................................     504
        (b)         .........................................     1003
ss.318  (a)         .........................................     107












------------------------

        Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                          Page
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
    ARTICLE ONE       Definitions and Other Provisions of General Application................1

    SECTION 101.      Definitions............................................................1
    SECTION 102.      Compliance Certificates and Opinions..................................33
    SECTION 103.      Form of Documents Delivered to Trustee................................34
    SECTION 104.      Acts of Holders; Record Date..........................................35
    SECTION 105.      Notices, Etc., to Trustee and Company.................................37
    SECTION 106.      Notice to Holders; Waiver.............................................37
    SECTION 107.      Conflict with Trust Indenture Act.....................................38
    SECTION 108.      Effect of Headings and Table of Contents..............................38
    SECTION 109.      Successors and Assigns................................................38
    SECTION 110.      Separability Clause...................................................38
    SECTION 111.      Benefits of Indenture.................................................38
    SECTION 112.      Governing Law.........................................................38
    SECTION 113.      Legal Holidays........................................................39
    SECTION 114.      No Personal Liability of Directors, Officers,
                      Employees and Stockholders............................................39
    ARTICLE TWO       Debenture Forms.......................................................39
    SECTION 201.      Forms Generally.......................................................39

   ARTICLE THREE      The Debentures........................................................41

    SECTION 301.      Title and Terms.......................................................41
    SECTION 302.      Registered Form.......................................................42
    SECTION 303.      Execution, Authentication, Delivery and Dating........................42
    SECTION 304.      Temporary Debentures..................................................43
    SECTION 305.      Registration, Registration of Transfer and Exchange...................43
    SECTION 306.      Mutilated, Destroyed, Lost and Stolen Debentures......................51
    SECTION 307.      Payment of Interest; Interest Rights Preserved........................52
    SECTION 308.      Persons Deemed Owners.................................................53
    SECTION 309.      Cancellation..........................................................54
    SECTION 310.      Computation of Interest...............................................54
    SECTION 311.      CUSIP and ISIN Numbers................................................54

                                       ii


   ARTICLE FOUR       Satisfaction and Discharge............................................55

    SECTION 401.      Satisfaction and Discharge of Indenture...............................55
    SECTION 402.      Application of Trust Money............................................56

   ARTICLE FIVE       Remedies..............................................................56

    SECTION 501.      Events of Default.....................................................56
    SECTION 502.      Acceleration of Maturity; Rescission and Annulment....................59
    SECTION 503.      Collection of Indebtedness and Suits for Enforcement by Trustee.......60
    SECTION 504.      Trustee May File Proofs of Claim......................................60
    SECTION 505.      Trustee May Enforce Claims Without Possession of Debentures...........61
    SECTION 506.      Application of Money Collected........................................61
    SECTION 507.      Limitation on Suits...................................................62
    SECTION 508.      Unconditional Right of Holders to Receive
                      Accreted Value, Premium and Interest..................................62
    SECTION 509.      Restoration of Rights and Remedies....................................63
    SECTION 510.      Rights and Remedies Cumulative........................................63
    SECTION 511.      Delay or Omission Not Waiver..........................................63
    SECTION 512.      Control by Holders....................................................64
    SECTION 513.      Waiver of Past Defaults...............................................64
    SECTION 514.      Undertaking for Costs.................................................64
    SECTION 515.      Waiver of Usury, Stay or Extension Laws...............................65

    ARTICLE SIX       The Trustee...........................................................65

    SECTION 601.      Certain Duties and Responsibilities...................................65
    SECTION 602.      Notice of Defaults....................................................65
    SECTION 603.      Certain Rights of Trustee.............................................66
    SECTION 604.      Not Responsible for Recitals or Issuance of Debentures................67
    SECTION 605.      May Hold Debentures...................................................67
    SECTION 606.      Money Held in Trust...................................................67
    SECTION 607.      Compensation and Reimbursement........................................67
    SECTION 608.      Disqualification; Conflicting Interests...............................68
    SECTION 609.      Corporate Trustee Required; Eligibility...............................68
    SECTION 610.      Resignation and Removal; Appointment of Successor.....................68
    SECTION 611.      Acceptance of Appointment by Successor................................70
    SECTION 612.      Merger, Conversion, Consolidation or Succession to Business...........70
    SECTION 613.      Preferential Collection of Claims Against Company.....................70

                                      iii

  ARTICLE SEVEN       Holders' Lists and Reports by Trustee and Company.....................71

    SECTION 701.      Company to Furnish Trustee Names and Addresses of Holders.............71
    SECTION 702.      Preservation of Information; Communications to Holders................71
    SECTION 703.      Reports by Trustee....................................................71
    SECTION 704.      Reports by Company....................................................72

  ARTICLE EIGHT       Consolidation, Merger, Conveyance, Transfer or Lease..................73

    SECTION 801.      Limitation on Merger, Sale or Consolidation...........................73
    SECTION 802.      Successor Substituted.................................................74
    SECTION 803.      Transfer of Subsidiary Assets.........................................75

   ARTICLE NINE       Supplemental Indentures...............................................75

    SECTION 901.      Supplemental Indentures Without Consent of Holders....................75
    SECTION 902.      Supplemental Indentures with Consent of Holders.......................76
    SECTION 903.      Execution of Supplemental Indentures..................................77
    SECTION 904.      Effect of Supplemental Indentures.....................................77
    SECTION 905.      Conformity with Trust Indenture Act...................................77
    SECTION 906.      Reference in Debentures to Supplemental Indentures....................77
    SECTION 907.      Amendments at the Request of Holders..................................77

     ARTICLE TEN      Covenants.............................................................78

    SECTION 1001.     Payment of Accreted Value, Premium and Interest.......................78
    SECTION 1002.     Maintenance of Office or Agency.......................................78
    SECTION 1003.     Money for Debenture Payments to be Held in Trust......................78
    SECTION 1004.     Existence.............................................................80
    SECTION 1005.     Maintenance of Properties.............................................80
    SECTION 1006.     Payment of Taxes and Other Claims.....................................80
    SECTION 1007.     Maintenance of Insurance..............................................81
    SECTION 1008.     Limitation on Incurrence of Indebtedness and
                      Issuance of Preferred Stock...........................................81
    SECTION 1009.     Limitation on Restricted Payments.....................................84
    SECTION 1010.     Limitations on Dividends and Other Payment
                      Restrictions Affecting Restricted Subsidiaries........................89
    SECTION 1011.     Limitation on Liens Securing Indebtedness.............................91
    SECTION 1012.     Limitation on Transactions with Affiliates............................91
    SECTION 1013.     Limitation on Issuances and Sales of Equity
                      Interests in Restricted Subsidiaries..................................93

                                       iv

    SECTION 1014.     Repurchase of Debentures at the Option of the
                      Holder Upon a Change of Control.......................................94
    SECTION 1015.     Repurchase of Debentures at the Option of the
                      Holder Upon an Asset Sale.............................................96
    SECTION 1016.     Investment Company....................................................98
    SECTION 1017.     Limitation on Lines of Business.......................................98
    SECTION 1018.     Sale and Leaseback Transactions.......................................98
    SECTION 1019.     Designation of Restricted and Unrestricted Subsidiaries...............99
    SECTION 1020.     Advances of Subsidiaries..............................................99
    SECTION 1021.     Payments for Consents.................................................99
    SECTION 1022.     Statement by Officers as to Default; Compliance Certificates..........99
    SECTION 1023.     Waiver of Covenants..................................................100

  ARTICLE ELEVEN      Redemption of Debentures.............................................100

    SECTION 1101.     Optional Redemption..................................................100
    SECTION 1102.     Applicability of Article.............................................101
    SECTION 1103.     Election to Redeem; Notice to Trustee................................101
    SECTION 1104.     Selection by Trustee of Debentures to Be Redeemed....................101
    SECTION 1105.     Notice of Redemption.................................................102
    SECTION 1106.     Deposit of Redemption Price..........................................103
    SECTION 1107.     Debentures Payable on Redemption Date................................103
    SECTION 1108.     Debentures Redeemed in Part..........................................103

  ARTICLE TWELVE      Defeasance and Covenant Defeasance...................................104

    SECTION 1201.     Company's Option to Effect Legal Defeasance or
                      Covenant Defeasance..................................................104
    SECTION 1202.     Legal Defeasance and Discharge.......................................104
    SECTION 1203.     Covenant Defeasance..................................................104
    SECTION 1204.     Conditions to Legal or Covenant Defeasance...........................105
    SECTION 1205.     Deposited Money and U.S. Government Obligations
                      to be Held in Trust; Other Miscellaneous
                      Provisions...........................................................106
    SECTION 1206.     Reinstatement........................................................107


                                       v


                                                                                          PAGE


                                       vi


                                      vii

                                                                                          Page
                                                                                          ----
EXHIBIT A             FORM OF DEBENTURE....................................................A-1
EXHIBIT B             FORM OF REGULATION S CERTIFICATE FOR HOLDER..........................B-1
EXHIBIT C             FORM OF INTERCOMPANY NOTE  ..........................................C-1

                                      viii

               INDENTURE, dated as of August 17, 1999, between Concentra Managed Care, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 312 Union Wharf, Boston, Massachusetts 02109 and United States Trust Company of New York, a bank and trust company duly organized under the New York Banking Law, as Trustee (herein called the "Trustee").

               Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 14% Senior Discount Debentures due 2010 (the "Debentures"):


                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.   DEFINITIONS.

               For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

               (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with GAAP; and

               (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

               Certain terms, used principally in Article Six, are defined in that Article.

               "Accreted Value" means, as of any date of determination prior to the Full Accretion Date, with respect to any Debenture, the sum of (a) the initial offering price based on an aggregate initial offering price of $110,000,000 and (b) the aggregate amount that shall have accreted on such Debenture through such date, such amount to be so accreted on a daily basis at a rate of 14% per annum of the initial offering price of such Debenture, compounded semi-annually on each February 15 and August 15 from the date of issuance of the Debenture through the date of determination, computed on the basis of a 360-day year of twelve 30-day months. On February 15, 2005 and on each subsequent Interest Payment Date, the Accreted Value of the Debenture shall be reduced by the amount of accrued original issue discount required to be paid on such Debenture pursuant to Section 301(c) hereof. In the event of any such payment of accrued original issue discount, the Accreted Value of the Debenture shall be further reduced as of its maturity date to the extent necessary to ensure that the yield to maturity on the Debenture (determined as provided in Section 1272 of the Code and the regulations thereunder and computed by taking into account any such payment of accrued original issue discount) shall equal the yield to maturity on such Debenture (computed as though no such payment of accrued original discount had been paid). At the request of the Trustee, the Company shall calculate the Accreted Value with respect to any Debenture and deliver such calculation to the Trustee. The Trustee shall be entitled to rely conclusively on the Company's calculation.

               "Acquired Debt" means, with respect to any specified Person:

               (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person or assumed in connection with the acquisition of assets from such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person or such acquisition, and

               (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

               "Act", when used with respect to any Holder, has the meaning specified in Section 104.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings; PROVIDED that any affiliated professional associations and professional corporations which employ physicians and other professionals who provide health care services for the Company's occupational health services centers shall not be deemed to be an Affiliate of the Company or any of its Subsidiaries.

               "Affiliate Management Fees" means any management, consulting, monitoring or advisory fees, and related expenses, payable to Welsh Carson, Ferrer Freeman or their respective Affiliates.

              "Affiliate Transaction" has the meaning set forth in Section 1012.

              "Asset Sale" means:

               (1) the sale, lease (other than an operating lease entered into in the ordinary course of business), conveyance or other disposition (a "Disposition") of any assets or rights (other than the licensing of its non-exclusive intellectual property rights) (including, without limitation, by way of a sale and leaseback), provided that the Disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 1014 and/or by Section 801 and not by Section 1015; and

               (2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries (other than directors' qualifying shares), that, in the case of either clause (1) or (2) and whether in a single transaction or a series of related transactions:

                      (a)    has a fair market value in excess of $5 million, or

                      (b) is for net proceeds to the Company and its Restricted Subsidiaries in excess of $5 million.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

               (1) a transfer of assets among the Company, its Wholly Owned Restricted Subsidiaries and its Permitted Joint Ventures;

               (2) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;

               (3)    a Restricted Payment that is permitted by Section 1009;

               (4) the sale of Cash Equivalents in the ordinary course of business;

               (5) a disposition of inventory in the ordinary course of business;

               (6) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

               (7)    a disposition relating to the foreclosure of a Permitted
Lien;

               (8) the sale and leaseback of any assets within 90 days of the acquisition thereof; and

               (9) any exchange of property pursuant to Section 1031 on the Internal Revenue Code of 1986, as amended, for use in a Permitted Business.

               "Asset Sale Offer" has the meaning set forth in Section 1015.

               "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

               "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

               "Board of Directors" means, with respect to any Person, the board of directors of such Person, or any committee of the Board of Directors of such Person authorized, with respect to any particular matters, to exercise the power of such board of directors of such Person.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

               "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

               "Capital Stock" means:

               (1)    in the case of a corporation, corporate stock;

               (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

               (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

               (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "Cash Equivalents" means:

               (1) Government Securities having maturities of not more than six months from the date of acquisition;

               (2) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

               (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause
                      (2) above;

               (4) commercial paper having the rating of "P-1" (or higher) from Moody's Investors Service, Inc. or "A-1" (or higher) from Standard & Poor's Rating Service and in each case maturing within six months after the date of acquisition; and

               (5) interests in money market funds investing exclusively in investments that constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition.

               "CEDEL" has the meaning set forth in Section 201.

               "Certificated Debentures" means Debentures in registered certificated form.

               "Change of Control" means the occurrence of any of the following:

               (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d) (3) of the Exchange Act) other than the Principals or a Related Party of any of the Principals;

               (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

               (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares);

               (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

               (5) the Company or Concentra Operating Corporation consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or Concentra Operating Corporation, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or Concentra Operating Corporation, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company or Concentra Operating Corporation, as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

               "Change of Control Offer" has the meaning set forth in Section 1014.

               "Change of Control Payment" has the meaning set forth in Section 1014.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Commission" means the Securities and Exchange Commission as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

               "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

               "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

               "Concentra Operating Corporation" means Concentra Operating Corporation, a Nevada corporation.

               "consolidated" means, with respect to the Company, the consolidated accounts of its Subsidiaries with those of the Company, all in accordance with GAAP; PROVIDED that "consolidated" shall not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

               "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

               (1)    consolidated income taxes;

               (2) consolidated depreciation and amortization (including amortization of debt issuance costs in connection with any Indebtedness of such Person and its Restricted Subsidiaries and depreciation and amortization attributable to the two Permitted Joint Ventures existing at the Issue Date which are not consolidated);

               (3)    Fixed Charges;

               (4) expenditures paid prior to or contemporaneously with and related to the Transactions which are paid or otherwise accounted for within 90 days of the consummation of the Transactions;

               (5) expenditures paid prior to or contemporaneously with and related to any actual or proposed financing, mergers or dispositions or acquisitions permitted to be incurred by this Indenture (including, without limitation, financing and legal fees and costs incurred with any such merger, acquisitions or dispositions);

               (6) the restructuring charge of $20.6 million incurred in the fourth quarter of 1998; and

               (7) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period);

PROVIDED that consolidated income taxes, depreciation and amortization of a Subsidiary of such Person that is not a Wholly Owned Subsidiary shall only be added to the extent of the Equity Interest of such Person in such Subsidiary.

               "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

               (1) the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense); plus

               (2) the consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

               (3) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to such plan or trust; PROVIDED, HOWEVER, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

               Notwithstanding the preceding, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

               "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that

               (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof;

               (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

               (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

               (4) the cumulative effect of a change in accounting principles shall be excluded; and

               (5) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

               "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

               (1)    was a member of such Board of Directors on the Issue Date;

               (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

               (3)    was nominated by the Principals.

               "Corporate Trust Office" shall be at the address of the Trustee specified in Section 105 hereof or such other address as to which the Trustee may give notice to the Company.

               "corporation" means a corporation, association, company, joint-stock company or business trust.

               "Credit Agent" means The Chase Manhattan Bank, in its capacity as Administrative Agent for the lenders party to the Senior Credit Facilities, or any successor thereto or any person otherwise appointed.

               "Debentures" has the meaning assigned to such term in the preamble to this Indenture.

               "Debentures Custodian" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

               "Debentures Register" or "Debentures Registrar" have the respective meanings set forth in Section 305.

               "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

               "Defaulted Interest" has the meaning specified in Section 307.

               "Definitive Debentures" means Debentures in the form of Debentures as set forth in Exhibit A hereof that do not include the information called for by footnotes 1 and 6 thereof.

               "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 201 hereof as the Depositary with respect to the Debentures, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

               "Development Corporation" means any corporation, association, limited liability company or other business (other than a partnership) existing at the Issue Date managed by the Company but owned by a Person (who is not the Company or an Affiliate or a Subsidiary of the Company), engaged in the development of occupational health centers and financed by the issue of Equity Interests and notes sold pursuant to securities purchase agreements to third party investors.

               "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Debentures mature. Notwithstanding the preceding sentence, any Capital Stock that would not qualify as Disqualified Stock but for change of control or asset sale provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than under Section 1014 and Section 1015.

               "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

               "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

               "Event of Default" has the meaning specified in Section 501.

               "Excess Proceeds" has the meaning set forth in Section 1015.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than the Senior Subordinated Debentures and Indebtedness under the Senior Credit Facilities) in existence on the Issue Date, until such amounts are repaid.

               "Expiration Date" has the meaning set forth in Section 104.

               "Ferrer Freeman" means Ferrer Freeman Thompson & Co. LLC and its Affiliates.

               "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, defeases, redeems or otherwise discharges any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such incurrence, assumption, Guarantee, repayment, repurchase, defeasance, redemption or discharge of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

               In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

               (1) acquisitions or dispositions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated to include the Consolidated EBITDA of the acquired entities on a PRO FORMA basis (to be calculated in accordance with Article 11-02 of Regulation S-X, as in effect from time to time), shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

               (2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

               (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

               For purposes of this definition, whenever PRO FORMA effect is to be given to an Investment or an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, or any other calculation under this definition, the PRO FORMA calculations shall be determined in good faith by a responsible financial or accounting officer of the Company (including PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of 12 months).

               "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

               (1) the Consolidated Interest Expense of such Person for such period, minus the interest income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; plus

               (2) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

               (3) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

               "Full Accretion Date" means August 15, 2004.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

               "Global Debenture" means a Debenture (including a Rule 144A Global Debenture or a Regulation S Global Debenture) that contains the information referred to in footnotes 1 and 6 to the form of Debentures as set forth in Exhibit A.

               "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

               "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

               "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

               (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

               (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

               "Holder" means a Person in whose name a Debenture is registered in the Debenture Register.

               "incur" has the meaning set forth in Section 1008.

               "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, in respect of:

               (1)    borrowed money;

               (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

               (3)    bankers' acceptances;

               (4)    representing Capital Lease Obligations; or

               (5) the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than 60 days after the date of placing such property in service or taking delivery and title thereto) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

               The amount of any Indebtedness outstanding as of any date shall be:

               (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

               (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

               "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

               "Initial Purchasers" means the purchasers of the Debentures under the Purchase Agreement dated as of August 17, 1999 among the Company and the parties thereto.

               "Insolvency or Liquidation Proceedings" means:

               (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to the creditors of the Company, as such, or to the assets of the Company;

               (2) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary, and involving insolvency or bankruptcy; or

               (3) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

               "Interest Payment Date" means each of February 15 and August 15, commencing on February 15, 2005.

               "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), or purchases or other acquisitions of or the transfer of assets for consideration of, Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the

Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 1009.

               "Issue Date" means the date of the original issuance of the Debentures.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

               "Maturity", when used with respect to any Debenture, means the date on which the Accreted Value of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

               "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, excluding, however:

               (1) any gain (loss), together with any related provision for taxes on such gain (loss), realized in connection with:

                      (a)    any Asset Sale; or

                      (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

               (2) any extraordinary or nonrecurring gain (loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (loss).

               "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and the amounts required to be applied to the payment of Indebtedness (other than Indebtedness incurred pursuant to the Senior Credit Facilities) secured by a Lien on the asset or assets that were the subject of the Asset Sale.

               "Non-Recourse Debt" means Indebtedness:

               (1) as to which neither the Company nor any of its Restricted
Subsidiaries:

                      (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

                      (b) is directly or indirectly liable as a guarantor or otherwise,
                             or

                      (c)    constitutes the lender;

               (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Debentures) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

               (3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

               "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

               "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officer's Certificate given pursuant to Section 1026 shall be the principal executive, financial or accounting officer of the Company.

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

               "Outstanding", when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, EXCEPT:

               (1) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (2) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; PROVIDED that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

               (3) Debentures which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount at maturity of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

               "PARI PASSU", when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

               "Paying Agent" means any Person authorized by the Company to pay the Accreted Value of (and premium, if any) or interest on any Debentures on behalf of the Company.

               "Payment Default" has the meaning set forth in Section 501.

               "Permitted Business" means any business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date or any business reasonably related, incidental or ancillary thereto.

               "Permitted Debt" has the meaning set forth in Section 1008.

               "Permitted Investments" means:

               (l) any Investment in the Company or in a Restricted Subsidiary (other than a Permitted Joint Venture);

               (2)    any Investment in cash or Cash Equivalents;

               (3) any Investment in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

               (4) any Investment received by the Company or any Restricted Subsidiary as consideration for the settlement of any litigation, arbitration or claim of bankruptcy or in partial or full satisfaction of accounts receivable owed by a financially troubled Person to the extent reasonably necessary in order to prevent or limit any loss by the Company or any of its Restricted Subsidiaries in connection with such accounts receivable;

               (5)    Investments in existence on the Issue Date;

               (6) Hedging Obligations entered into in the ordinary course of business which transactions or obligations are incurred in compliance with Section 1008;

               (7) Guarantees issued in accordance with the covenant described in Section 1008;

               (8) any Investment by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by Receivables Entity in any other

                      Person, in each case, in connection with a Qualified Receivables Transaction; PROVIDED, HOWEVER, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

               (9) any Investment by the Company or any Restricted Subsidiary of the Company (other than a Permitted Joint Venture) in a Person, if as a result of such Investment:

                      (a) such Person becomes a Restricted Subsidiary (other than a Permitted Joint Venture) of the Company or of a Restricted Subsidiary of the Company (other than a Permitted Joint Venture); or

                      (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company (other than a Permitted Joint Venture);

               (10) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1015;

               (11) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; and

               (12) any Investment in any Permitted Joint Venture after the Issue Date in an aggregate amount not to exceed $45 million, such aggregate amount to be increased as a result of any management fees, software fees and development fees received from such Permitted Joint Ventures in the ordinary course of business and any payment of any dividend or distribution received on a pro rata basis from any Permitted Joint Ventures as a holder of its Equity Interests.

               "Permitted Joint Venture" means, with respect to any Person:

               (1) any corporation, association or other business entity (other than a partnership):

                      (a) of which more than 50% (or in the case of any such business entity in which the Company or any Restricted Subsidiary has an Investment before the Issue Date, 50% or more) of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof; and

                      (b) which is either managed or controlled by such Person or any of its Restricted Subsidiaries; and

               (2) any partnership, joint venture, limited liability company or similar entity:

                      (a) of which more than 50% (or in the case of such entity in which the Company or any Restricted Subsidiary has an Investment before the Issue Date, 50% or more) of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof; and

                      (b) which is either managed or controlled by such Person or any of its Restricted Subsidiaries,

                      and which in the case of each of clauses (1) and (2),

                             (A)    is engaged in a Permitted Business;

                             (B)    only incurs Indebtedness to the Company;

                             (C)    does not enter into any Guarantee; and

                             (D) distributes all cash pro rata in accordance with the Equity Interests therein at least annually (other than cash required to be reserved on its balance sheet in accordance with GAAP consistent with past practice).

               "Permitted Liens" means:

               (1) Liens that secure up to an aggregate principal amount of $475 million of Senior Indebtedness and Guarantees incurred pursuant to the Senior Credit Facilities;

               (2)    Liens in favor of the Company or any Restricted
                      Subsidiary;

               (3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such event, merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or merged into or consolidated with the Company or any Restricted Subsidiary;

               (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided such Liens were not incurred in contemplation of such acquisition;

               (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

               (6)    Liens existing on the Issue Date;

               (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

               (8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described in Section 1008;

               (9) Liens securing Permitted Refinancing Indebtedness where the Liens securing the Indebtedness being refinanced were permitted under this Indenture;

               (10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5 million at any one time outstanding and that: (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

               (11) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

               (12) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices;

               (13) any interest or title of a lessor under any Capital Lease Obligation;

               (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

               (15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

               (16) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

               (17) deposits by such Person, in each case incurred in the ordinary course of business:

                      (a) under workmen's compensation laws, unemployment insurance and other types of social security legislation (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended);

                      (b) made in good faith in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party;

                      (c) to secure public or statutory obligations of such Person or deposits or cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party; or

                      (d) as security for contested taxes or import or customs duties or for the payment of rent;

               (18) Liens imposed by law, including carriers', warehousemens' and mechanics' Liens, in each case for sums not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

               (19) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

               (20) Liens securing Indebtedness of a Restricted Subsidiary owing to the Company or a Wholly Owned Restricted Subsidiary (other than a Receivable Entity);

               (21) Liens securing the Senior Subordinated Notes and the Guarantees thereon;

               (22) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

               (23) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

               (24) Liens arising from filing Uniform Commercial Code financing statements regarding leases; and

               (25)   Liens securing the Debentures under the Indenture.

               "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that:

               (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith) except, in the case of the Senior Credit Facilities, the principal amount of such Permitted Refinancing Indebtedness does not exceed the greater of:

                      (a) the principal amount of Indebtedness permitted (whether or not borrowed) under clause (1) of the second paragraph of Section 1008; and

                      (b) the amount actually borrowed or available to be borrowed under the Senior Credit Facilities;

               (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

               (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Debentures on terms at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

               "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

               "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

               "Principals" means Welsh Carson, Ferrer Freeman and their respective Affiliates.

               "PRO FORMA" includes, with respect to an acquisition or the incurrence of Indebtedness in connection therewith, all adjustments, permitted or required to be included pursuant to Article 11 of Regulation S-X and subject to agreed-upon procedures to be performed by the Company's independent accountants to determine whether the PRO FORMA calculations are made in accordance with Article 11 of Regulation S-X.

               "Purchase Date" means the settlement date specified by the Company in an Asset Sale Offer or Change of Control Offer, which shall be within five Business Days of the expiration date specified in such offer.

               "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries on an arms' length basis with the Standard Securitization Undertakings pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to

               (1) a Receivables Entity (in the case of a transfer by the
                   Company or any of its Restricted Subsidiaries); or

               (2) any other Person (in the case of a transfer by a Receivables
                   Entity)

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable; PROVIDED that the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables transferred.

               "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company enters into a Qualified Receivables Transaction) which engages in no activities other than the financing of a Qualified Receivables Transaction and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

               (1) no portion of Indebtedness or any other obligations (contingent or otherwise) of such Person of which:

                      (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal, and interest, on Indebtedness) pursuant to Standard Securitization Undertakings);

                      (b) has recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; and

                      (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

               (2) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than

                      (a) a Qualified Receivables Transaction in the ordinary course of business; and

                      (b) fees payable in the ordinary course of business in connection with servicing accounts receivable both of which shall be on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

               (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to

                      (a) subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contributions or similar payments or transfer thereto other than in connection with a Qualified Receivables Transaction; or

                      (b) maintain or preserve such entity's solvency, any balance sheet term, financial condition, level of income or cause such entity to achieve certain levels of operating results.

               Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

               "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

               "Redemption Price", when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

               "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 17, 1999, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

               "Regular Record Date" means each February 1 and August 1.

               "Regulation S" means Regulation S promulgated under the Securities Act.

               "Regulation S Global Debenture" has the meaning set forth in
Section 201.

               "Regulation S Permanent Global Debenture" has the meaning set forth in Section 201.

               "Regulation S Temporary Global Debenture" has the meaning set forth in Section 201.

               "Related Party" with respect to any Principal means:

               (1) any controlling stockholder or partner, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

               (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 51% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause.

               "Responsible Officer" when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "Restricted Investment" means an Investment other than a Permitted Investment.

               "Restricted Payment" has the meaning set forth in Section 1009.

               "restricted period" has the meaning set forth in Section 201.

               "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

               "Rule 144" means Rule 144 promulgated under the Securities Act.

               "Rule 144A" means Rule 144A promulgated under the Securities Act.

               "Rule 144A Global Debenture" has the meaning set forth in
Section 201.

               "Rule 903" means Rule 903 promulgated under the Securities Act.

               "Rule 904" means Rule 904 promulgated the Securities Act.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Senior Credit Facilities" means the Credit Agreement dated as of August 17, 1999 among the Company, Concentra Operating Corporation, the several lenders from time to time parties thereto, The Chase Manhattan Bank, as Administrative Agent, Credit Suisse First Boston and Fleet National Bank, as Co-Documentation Agents and DLJ Capital Funding, Inc., as Syndication Agent, providing for revolving credit borrowings, term loans and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced (whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders) from time to time including increases in principal amount.

               "Senior Indebtedness" means:

               (1) all Indebtedness outstanding under the Senior Credit Facilities and all Hedging Obligations with respect thereto;

               (2) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such

                      Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Debentures; and

               (3)    all Obligations with respect to the preceding clauses
                      (1) and (2).

               Notwithstanding anything to the contrary in the preceding, Senior Indebtedness shall not include:

               (1) any liability for federal, state, local or other taxes owed or owing by the Company;

               (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

               (3)    any trade payables; or

               (4) any Indebtedness that is incurred in violation of this Indenture.

               "Senior Subordinated Notes" means the 13% Senior Subordinated Notes due 2009 issued by Concentra Operating Corporation on the Issue Date and any Indebtedness of Concentra Operating Corporation issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund such 13% Senior Subordinated Notes due 2009; PROVIDED that such Indebtedness complies with clause (1) of the definition of "Permitted Refinancing Indebtedness".

               "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

               "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

               "Standard Securitization Undertakings" means the interest rate, representations, warranties, covenants, the events of default and indemnities entered into by the Company or any Restricted Subsidiary of the Company which shall be customary in securitization of accounts receivable transactions and on market terms.

               "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which payment of principal or Accreted Value on such security is due and payable in the original documentation governing such securities, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

               "Stockholders Agreement" means the Stockholders Agreement among the Principals, Chase Capital Partners, certain officers and employees of Donaldson, Lufkin & Jenrette Securities Corporation, certain members of the Company's management and the Company dated as of August 17, 1999.

               "Subsidiary" means, with respect to any Person:

               (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

               (2) any partnership or limited liability Company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); and

               (3) any Permitted Joint Venture of such Person.

               "Transactions" refers to the occurrence of each of the following transactions:

               (1) the merger of Yankee Acquisition Corp, a wholly owned subsidiary of Welsh Carson, with and into the Company (the "Merger");

               (2) the solicitation and repurchase of $230.0 million principal amount of the Company's outstanding 4.5% Convertible Subordinated Notes due 2003 and $97.8 million principal amount of the Company's outstanding 6.0% Convertible Subordinated Notes due 2001 conditional upon the Merger,

               (3) the contribution of all the Company's assets and shares in its subsidiaries to Concentra Operating Corporation;

               (4)    the $190.0 million offering of the Senior Subordinated
                      Notes;

               (5)    the $216,387,000 (face value) offering of the Debentures;

               (6) the $375.0 million of borrowings by Concentra Operating Corporation under new term loan facilities, which, together with the new $100.0 million revolving credit facility, shall replace the Company's existing senior credit facility;

               (7) the equity investment in the Company of approximately $370.1 million by Welsh Carson and some of its affiliates, including the value, on the date of the Merger, of shares and 4.5% Convertible Subordinated Notes due 2003 already owned by Welsh Carson;

               (8) the cash equity investment in the Company of approximately $30.6 million by affiliates of Ferrer Freeman;

               (9) the equity investment in the Company of approximately $23.0 million by Chase Capital Partners, certain officers and directors of Donaldson, Lufkin & Jenrette Securities Corporation, certain members of the Company's management and potentially other investors; and

               (10) the payment in full and termination of the $100.0 million Amended and Restated Credit Agreement, dated as of February 20, 1998 among the Company's, the lenders therein, First Union National Bank, as administrative agent, and Fleet National Bank, as documentation agent.

               "Transfer Restricted Debentures" means Debentures that bear or are required to bear the legend set forth in Section 305(g)(i).

               "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

               "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "Unrestricted Debentures" has the meaning set forth in
Section 305.

               "Unrestricted Global Debentures" has the meaning set forth in
Section 201.

               "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

               (1)    has no Indebtedness other than Non-Recourse Debt;

               (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

               (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

               (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

               (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

               Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described in Section 1009. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 1008, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if: (1) such Indebtedness is permitted under Section 1008, and
(2) no Default or Event of Default would be in existence following such designation.

               "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

               "U.S. Person" means U.S. Person as defined in Regulation S.

               "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

               "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

               (1) the sum of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by

               (2) the then outstanding principal amount of such Indebtedness.

               "Welsh Carson" means Welsh, Carson, Anderson & Stowe VIII, L.P. and its Affiliates.

               "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

               "Wholly Owned Restricted Subsidiary" of the Company means a Wholly Owned Subsidiary which is a Restricted Subsidiary of the Company.


SECTION 102.   COMPLIANCE CERTIFICATES AND OPINIONS.

               Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as it may reasonably request or as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

               Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

               In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. An Opinion of Counsel may have qualifications customary for opinions of the type required and counsel delivering such Opinion of Counsel may rely on certificates of government or other officials customary for opinions of the type required.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.   ACTS OF HOLDERS; RECORD DATE.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The ownership of Debentures shall be proved by the Debentures Register.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

               (e) The Company may set any day as a record day for the purpose of determining the Holders of Outstanding Debentures entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Debentures, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Debentures on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Debentures on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount at maturity of Outstanding Debentures on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 106.

               The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Debentures entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Debentures on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount at maturity of Outstanding Debentures on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount at maturity of Outstanding Debentures on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder in the manner set forth in Section 106.

               With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

               (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Debenture may do so with regard to all or any part of the Accreted Value of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Accreted Value.


SECTION 105.   NOTICES, ETC., TO TRUSTEE AND COMPANY.

               Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office at United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532, Attention: Corporate Trust Administration, or

               (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

               Notice to the Trustee shall not be effective until it is actually received.

SECTION 106.   NOTICE TO HOLDERS; WAIVER.

               Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Debenture Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


SECTION 107.   CONFLICT WITH TRUST INDENTURE ACT.

               If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


SECTION 108.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

               The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.   SUCCESSORS AND ASSIGNS.

               All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.   SEPARABILITY CLAUSE.

               In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.   BENEFITS OF INDENTURE.

               Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.   GOVERNING LAW.

               THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO.


SECTION 113.   LEGAL HOLIDAYS.

               In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or Accreted Value (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, PROVIDED that to the extent such payment is made on such next succeeding Business Day, no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be.


SECTION 114. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

               No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

                                   ARTICLE TWO

                                 Debenture Forms

SECTION 201.   FORMS GENERALLY.

               The Debentures (including the Trustee's certificates of authentication) shall be in substantially the form set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures.

               The Definitive Debentures endorsed thereon shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

               The Debentures shall be initially issued as Definitive Debentures which are Transfer Restricted Debentures. If in subsequent transfers the Debentures are offered and sold to QIB's in reliance on Rule 144A or in offshore transactions in reliance on Regulation S, the purchasers thereof may exchange such Definitive Debentures for a beneficial interest in a global Debenture in conformity with the customary requirements of The Depository Trust Company (the "Depositary") and registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant in the Depositary.

               Any such Debenture issued to a QIB shall be represented by one or more Debentures in registered global form without interest coupons (collectively, the "Rule 144A Global Debenture") and any such Debenture issued in connection with offshore transactions in reliance on Regulation S shall, if such Debentures are subject to the restricted period pursuant to Rule 903 (the "restricted period"), be represented by one or more temporary Debentures in registered global form without interest coupons (collectively, the "Regulation S Temporary Global Debenture") and if not so restricted, by one or more permanent registered global Debentures without interest coupons (the "Regulation S Permanent Global Debentures" and together with the Regulation S Temporary Global Debenture, the "Regulation S Global Debenture"). The Regulation S Global Debenture shall be deposited on behalf of the subscribers thereof with a custodian for the Depositary. The Regulation S Global Debenture shall be registered in the name of a nominee of the Depositary for credit to the subscribers' respective accounts at Euroclear System ("Euroclear") and CEDEL Bank, S.A. ("CEDEL"). Beneficial interests in the Regulation S Global Debenture may be held only through Euroclear or CEDEL.

               If applicable, within a reasonable period of time after the expiration of the restricted period, the Regulation S Temporary Global Debenture shall be exchanged for one or more Regulation S Permanent Global Debentures upon delivery to the Trustee of certification as provided in Section 305(f) hereof. During the restricted period, beneficial interests in the Regulation S Temporary Global Debenture may be held only through Euroclear or CEDEL (as indirect participants in the Depositary), and, pursuant to the Depositary's procedures, beneficial interests in the Regulation S Temporary Global Debenture may not be transferred to a Person that takes delivery thereof in the form of an interest in the Rule 144A Global Debenture. After the restricted period, (i) beneficial interests in the Regulation S Permanent Global Debentures may be transferred to a Person that takes delivery in the form of an interest in the Rule 144A Global Debenture and (ii) beneficial interests in the Rule 144A Global Debenture may be transferred to a Person that takes delivery in the form of an interest in the Regulation S Permanent Global Debentures, PROVIDED, that the certification requirements described in Section 305(e) hereof are complied with.

               Any Debenture transferred pursuant to an effective registration statement under the Securities Act or pursuant to the exemption from registration provided by Rule 144 may be exchanged in accordance with Section 305 for Unrestricted Debentures. Unrestricted Debentures initially shall be represented by one or more Debentures in registered global form without interest coupons (collectively, the "Unrestricted Global Debentures"). The Unrestricted Global Debenture shall be deposited with the Trustee as custodian for the Depository in New York, New York and registered in the name of the Depository or its nominee, in each case for credit to an account of a direct or indirect participant in the Depository.


                                  ARTICLE THREE

                                 The Debentures

SECTION 301.   TITLE AND TERMS.

               (a) The aggregate principal amount at maturity of Notes which may be authenticated and delivered under this Indenture is limited to $216,230,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 906 or 1108 or in connection with an Asset Sale Offer or Change of Control Offer pursuant to Sections 1015 or 1014, respectively.

               The Debentures shall be known and designated as the "14% Senior Discount Debentures due 2010" of the Company. Their Stated Maturity shall be August 15, 2010.

               The Debentures are general unsecured obligations of the Company that shall rank PARI PASSU in right of payment to all existing and future Senior Indebtedness of the Company and senior to all existing and future subordinated Indebtedness of the Company.

               (b) The Company will pay interest semi-annually in arrears on each Interest Payment Date, or if any such day is not a Business Day, on the next succeeding Business Day, commencing on February 15, 2005. The Debentures will not bear or accrue cash interest until August 15, 2004. Cash interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 15, 2004. The Company shall make each interest payment to the Holders of record on the immediately preceding February 1 and August 1 until the principal amount at maturity thereof is paid or made available for payment, and at the rate of 15% per annum on any overdue principal at maturity and premium, if any, and on any overdue installment of interest, if any, until paid.

               (c) On any Interest Payment Date after the Full Accretion Date, the Company shall pay such amount of accrued original issue discount on the Debentures as shall be necessary to ensure that the Debenture shall not be considered an "applicable high yield discount obligation" with in the meaning of
Section 163(i) of the Code or any successor provision. The Company shall calculate and provide notice to the Trustee of any such amount. The Trustee shall be entitled to rely conclusively on the Company's calculation.

               (d) If a Holder has given wire transfer instruction to the Company, the Company shall make all Accreted Value, premium and interest payments on the Holder's Debentures in accordance with such instruction. All other payments of the Accreted Value of (and premium, if any) and interest on the Debentures shall be payable at the office or agency of the Paying Agent and Registrar within the City and State of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

               The Company initially appoints the Trustee as the Paying Agent and the Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company shall notify the Trustee in writing of the name and address of any Registrar or Paying Agent not a party to this Indenture.

               The Debentures shall be subject to repurchase by the Company pursuant to an Asset Sale Offer or Change of Control Offer, respectively, as provided in Sections 1015 and 1014.

              The Debentures shall be subject to defeasance at the option of the Company as provided in Article Twelve.

SECTION 302.   REGISTERED FORM.

               The Debentures shall be issuable only in registered form without coupons.


SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

               The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its President, its Chief Executive Officer or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

               Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

               At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures; and the Trustee in accordance with such Company Order shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise.

               Each Debenture shall be dated the date of its authentication.

               No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

SECTION 304.   TEMPORARY DEBENTURES.

               Pending the preparation of Definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

               If temporary Debentures are issued, the Company shall cause Definitive Debentures to be prepared without unreasonable delay. After the preparation of Definitive Debentures, the temporary Debentures shall be exchangeable for Definitive Debentures upon surrender of the temporary Debentures at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount at maturity of Definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as Definitive Debentures.


SECTION 305.   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

               The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

               Upon surrender for registration of transfer of any Debenture at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount at maturity.

               At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount at maturity, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

               All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

               Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

               (a) TRANSFER AND EXCHANGE OF DEFINITIVE DEBENTURES. When Definitive Debentures are presented to the Debenture Registrar with a request
(x) to register the transfer of such Definitive Debentures or (y) to exchange such Definitive Debentures for an equal principal amount at maturity of Definitive Debentures of other authorized denominations, the Debenture Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Debentures surrendered for registration of transfer or exchange:

                      (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Debenture Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                      (ii) in the case of Transfer Restricted Debentures that are Definitive Debentures, shall be accompanied by the following additional information and documents, as applicable:

                             (A) if such Transfer Restricted Debenture is being delivered to the Debenture Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Debenture); or

                             (B) if such Transfer Restricted Debenture is being transferred to a QIB that is aware that any sale of Debentures to it shall be made in reliance on Rule 144A and that is acquiring such Transfer Restricted Debenture for its own account or for the account of another such QIB, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Debenture); or

                             (C) if such Transfer Restricted Debenture is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Debenture); or

                             (D) if such Transfer Restricted Debenture is being transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the States of the United States, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Debenture) and an Opinion of Counsel from the Holder reasonably acceptable to the Company, the Trustee, and to the Debenture Registrar to the effect that such transfer is in compliance with the Securities Act.

               (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE DEBENTURE FOR A BENEFICIAL INTEREST IN A GLOBAL DEBENTURE. A Definitive Debenture may not be exchanged for a beneficial interest in a Global Debenture except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Debenture, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                      (i) if such Definitive Debenture is a Transfer Restricted Debenture, certification, in substantially the form set forth on the reverse of the Debenture, that such Definitive Debenture is being transferred to a QIB in accordance with Rule 144A; and

                      (ii) whether or not such Definitive Debenture is a Transfer Restricted Debenture, written instructions directing the Trustee to make, or to direct the Debentures Custodian to make, an endorsement on the Global Debenture to reflect an increase in the aggregate principal amount at maturity of the Debentures represented by the Global Debenture, then the Trustee shall cancel such Definitive Debenture and cause, or direct the Debentures Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Debentures Custodian, the aggregate principal amount at maturity of Debentures represented by the Global Debenture to be increased accordingly. If no Global Debentures are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Debenture in the appropriate principal amount.

               (c) TRANSFER AND EXCHANGE OF GLOBAL DEBENTURES. The transfer and exchange of Global Debentures or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. Except as set forth in clause (d) through (f), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the

Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL DEBENTURE FOR A DEFINITIVE DEBENTURE.

                      (i) A Global Debenture is exchangeable for Definitive Debentures in registered certificated form if (A) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Debenture and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (B) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Debentures in certificated form or (C) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Debentures. In all cases, Definitive Debentures delivered in exchange for any Global Debenture or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and shall bear the applicable restrictive legend, unless the Company determines otherwise in compliance with applicable law.

                      (ii) Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Debenture, and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Debenture only, and upon receipt of the following additional information and documents (all of which may be submitted by facsimile):

                             (A)    if such beneficial interest is being
               transferred to the Person designated by the Depositary as being the beneficial owner, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Debenture); or

                             (B)    if such beneficial interest is being
               transferred to a QIB that is aware that any sale of Debentures to it shall be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Debenture for its own account or the account of another such QIB, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Debenture); or

                             (C)   if such beneficial interest is being
               transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to an effective registration statement under the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Debenture); or

                             (D)   if such beneficial interest is being
               transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Debenture) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Debenture Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee shall cause, or direct the Debentures Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Debentures Custodian, the aggregate principal amount at maturity of the Global Debenture to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the transferee a Definitive Debenture in the appropriate principal amount.

               (e) EXCHANGES BETWEEN REGULATION S GLOBAL DEBENTURES AND RULE 144A GLOBAL DEBENTURES. Prior to the expiration of any restricted period, beneficial interests in the Regulation S Temporary Global Debenture may not be transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Debenture. After the expiration of the restricted period, beneficial interests in Regulation S Permanent Global Debentures may be transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Debenture. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Regulation S Permanent Global Debenture, then the Trustee shall cause, or direct the Debentures Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Debentures Custodian, the aggregate principal amount at maturity of the Regulation S Permanent Global Debenture to be decreased and the aggregate principal amount at maturity of the Rule 144A Global Debenture to be increased by the principal amount at maturity of the beneficial interest in the Regulation S Permanent Global Debenture to be exchanged, to credit, or cause to be credited, to the account of the transferor a beneficial interest in the Rule 144A Global Debenture equal to the reduction in the aggregate principal amount at maturity of the Regulation S Permanent Global Debenture, and to debit, or cause to be debited, from the account of the transferor the beneficial interest in the Regulation S Permanent Global Debenture that is being exchanged or transferred.

               Prior to the expiration of any restricted period, beneficial interests in the Rule 144A Global Debenture may not be transferred to any Person that takes delivery thereof in the form of an interest in the Regulation S Temporary Global Debenture. After the expiration of such restricted period, beneficial interests in the Rule 144A Global Debenture may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Permanent Global Debenture only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Rule 144A Global Debenture, then the Trustee shall cause, or direct the Debentures Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Debentures Custodian, the aggregate principal amount at maturity of the Rule 144A Global Debenture to be decreased and the aggregate principal amount of the Regulation S Permanent Global Debenture to be increased by the principal amount at maturity of the beneficial interest in the Rule 144A Global Debenture to be exchanged, to credit, or cause to be credited, to the account of the transferor a beneficial interest in the Regulation S Permanent Global Debenture equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Debenture, and to debit, or cause to be debited, from the account of the transferor the beneficial interest in the Rule 144A Global Debenture that is being exchanged or transferred.

               (f) RESTRICTIONS ON TRANSFER AND EXCHANGE OF REGULATION S TEMPORARY GLOBAL DEBENTURES. A holder of a beneficial interest in a Regulation S Temporary Global Debenture must provide Euroclear or CEDEL, as the case may be, with a certificate in the form set forth in Exhibit B certifying that the beneficial owner of the interest in the Regulation S Temporary Global Debenture is either not a U.S. Person or has purchased such interest in a transaction that is exempt from the registration requirements under the Securities Act, and Euroclear or CEDEL, as the case may be, must provide to the Trustee (or to the Paying Agent if other than the Trustee) a certificate in the form set forth in Annex B prior to (i) the payment of interest or Accreted Value with respect to such holder of beneficial interests in the Regulation S Temporary Global Debenture and (ii) any exchange of such beneficial interest for a beneficial interest in a Regulation S Permanent Global Debenture.

               (g)    LEGENDS.

                      (i) Except as permitted by the following paragraphs (iv) and (v), each certificate evidencing the Global Debentures and the Definitive Debentures (and all Debentures issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

               "THIS DEBENTURE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED

OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

               (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

               (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                      AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING."

                      (ii) Except as permitted by the following paragraphs
        (iii), (iv) and (v), each Regulation S Temporary Global Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth in the form of Debenture attached to this Indenture.

                      (iii) Except as permitted by the following paragraphs (iv) and (v), each Regulation S Permanent Global Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth in the form of Debenture attached to this Indenture.

                      (iv) Upon any sale or transfer of a Transfer Restricted Debenture (including any Transfer Restricted Debenture represented by a Global Debenture) pursuant to Rule 144 or an effective registration statement under the Securities Act:

                             (A) in the case of any Transfer Restricted
               Debenture, the Debenture Registrar shall permit the Holder thereof to exchange such Transfer Restricted Debenture for a Definitive Debenture that does not bear the legend set forth in
               (i), (ii) or (iii) above and rescind any restriction on the transfer of such Transfer Restricted Debenture; and

                             (B) any such Transfer Restricted Debenture
               represented by a Global Debenture shall not be subject to the provisions set forth in (i), (ii) or (iii) above (such sales or transfers being subject only to the provisions of Section 305(c) hereof); PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Debenture that is represented by a Global Debenture for a Definitive Debenture that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Debenture Registrar that such request is being made pursuant to Rule 144 (such certification to be in substantially the form set forth on the reverse of the Debenture).

                      (v) Any Debenture transferred pursuant to an effective registration statement under the Securities Act or pursuant to the exemption from registration provided by Rule 144 (collectively, "Unrestricted Debentures") may be exchanged for a Debenture or Unrestricted Debenture that does not bear the legend set forth in (i),
        (ii) or(iii) above or paragraph (i) below and the Trustee shall rescind any restriction on the transfer of such Debenture or unrestricted Debenture.

               (h) ORIGINAL ISSUE DISCOUNT LEGEND. Each Debenture shall bear a legend in substantially the following form:

"THIS DEBENTURE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") AS DEFINED BY
SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.

THE ISSUE PRICE OF THIS DEBENTURE IS 76.069% OF ITS ORIGINAL ACCRETED VALUE. THE AMOUNT OF OID ON THIS DEBENTURE IS EQUAL TO THE EXCESS OF

ALL THE PAYMENTS TO BE MADE ON THIS DEBENTURE OVER THIS DEBENTURE'S ISSUE PRICE. THE ISSUE DATE OF THIS DEBENTURE IS AUGUST 17, 1999. THE PER ANNUM YIELD TO MATURITY OF THIS DEBENTURE IS 17.21% COMPOUNDED SEMI-ANNUALLY."

               (i)    INITIAL TRANSFER LEGEND.

"THIS DEBENTURE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNTIL THE DATE THE INITIAL PURCHASERS SELL AT LEAST 50% OF THE OUTSTANDING DEBENTURES EXCEPT, SUBJECT TO THE OTHER RESTRICTIONS ON TRANSFER HEREIN, AT ANY TIME AND FROM TIME TO TIME A HOLDER MAY SELL OR OTHERWISE TRANSFER DEBENTURES IF SUCH TRANSFERRED DEBENTURES HAVE AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF $5,000,000 OR MORE."

               (j) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL DEBENTURE. At such time as all beneficial interests in a Global Debenture have either been exchanged for Definitive Debentures or beneficial interests in other Global Debentures, redeemed, repurchased or canceled, such Global Debenture shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for Definitive Debentures or a beneficial interest in another Global Debenture, redeemed, repurchased or canceled, the principal amount at maturity of Debentures represented by such Global Debenture shall be reduced and an endorsement shall be made on such Global Debenture, by the Trustee or the Debentures Custodian, at the direction of the Trustee, to reflect such reduction.

               (k) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF DEFINITIVE DEBENTURES. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Debentures and Global Debentures at the Debenture Registrar's request.

               (l) GENERAL. No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 304, 906 or 1108 or in accordance with any Asset Sale Offer or Change of Control Offer pursuant to Section 1015 or 1014, respectively, not involving any transfer.

               The Company shall not be required (i) to issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.


SECTION 306.   MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES.

               If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount at maturity and bearing a number not contemporaneously outstanding.

               If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount at maturity and bearing a number not contemporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

               Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

               Every new Debenture issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

SECTION 307.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

               Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

               Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

               Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.


SECTION 308.   PERSONS DEEMED OWNERS.

               Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of Accreted Value of (and premium, if any) and (subject to Section 307) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


SECTION 309.   CANCELLATION.

               All Debentures surrendered for payment, redemption, registration of transfer or exchange or any Asset Sale Offer or Change of Control Offer pursuant to Section 1015 or 1014, respectively shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be disposed of as directed by a Company Order.


SECTION 310.   COMPUTATION OF INTEREST.

               Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.


SECTION 311.   CUSIP AND ISIN NUMBERS.

               The Company in issuing Debentures may use "CUSIP" and "ISIN" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such "CUSIP" and "ISIN" numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such CUSIP and ISIN numbers either as printed on the Debentures or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Debentures, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP and ISIN numbers.


                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE.

               This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

               (1)    either

                      (A) all Debentures theretofore authenticated and delivered
               (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in
               Section 306 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                      (B) all such Debentures not theretofore delivered to the Trustee for cancellation

                             (i)    have become due and payable, or

                             (ii) shall become due and payable at their Stated Maturity within one year, or

                             (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for Accreted Value (and premium, if any) and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

               (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402, the provisions of Sections 303, 305 and 306 and the last paragraph of Section 1003 shall survive.


SECTION 402.   APPLICATION OF TRUST MONEY.

               Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Accreted Value (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FIVE

                                    Remedies

SECTION 501.   EVENTS OF DEFAULT.

               "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) default for 30 days in the payment when due of interest on the Debentures;

               (2) default in payment when due of the Accreted Value of or premium, if any, on the Debentures;

               (3)    failure by the Company to comply with the provisions in
                      Section 1014, Section 1015, Section 1009, Section 1008 or
                      Section 801;

               (4) failure by the Company for 60 days after notice from the Trustee or Holders of at least 25% in principal amount at maturity of the Debentures then outstanding voting as a single class to comply with any of its other agreements in this Indenture or the Debentures;

               (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for borrowed money or Guarantee by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

                      (a) is caused by a failure to pay principal of or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                      (b) results in the acceleration of such Indebtedness prior to its express maturity,

                      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20 million or more;

               (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20 million, which judgments are not paid, discharged or stayed for a period of 60 days after the entry of such judgment or judgments;

               (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Subsidiary or of any substantial part of the property of the Company or any such Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; and

               (8) the commencement by the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Subsidiary to the entry of a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any such Subsidiary of the Company, or the filing by the Company or any such Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries of the Company or of any substantial part of the property of the Company or any of its Restricted


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                      Subsidiaries that are Significant Subsidiaries of the
                      Company, or the making by the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Significant Subsidiary in furtherance of any such action.

               Notwithstanding any provision herein to the contrary, the nonpayment of any amounts required to be paid by the Company pursuant to Section 301(c) shall not constitute a Default or an Event of Default; PROVIDED HOWEVER that during any period of any such nonpayment the Debentures shall accrue interest at the rate borne by the Debentures plus 1% per annum.

               In the event of a declaration of acceleration of the Debentures because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of this Section 501, the declaration of acceleration of the Debentures shall be automatically annulled if the holders of any Indebtedness described in clause (5) of this
Section 501 have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if:

               (a) the annulment of the acceleration of Debentures would not conflict with any judgment or decree of a court of competent jurisdiction; and

               (b) all existing Events of Default, except nonpayment of Accreted Value or interest on the Debentures that became due solely because of the acceleration of the Debentures, have been cured or waived.


SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

               If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Outstanding Debentures may declare all of the Debentures to be due and payable immediately in an amount equal to (x) the Accreted Value of the Debentures outstanding on the date of acceleration, if such declaration is made prior to the Full Accretion Date or (y) the entire principal amount at maturity of all the Debentures outstanding on the date of acceleration plus accrued interest, if any, to the date of acceleration if such declaration is made after the Full Accretion Date.

               Notwithstanding the preceding paragraph, in the case of an Event of Default described in clause (7) or (8) of Section 501, with respect to the Company or any of its


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Subsidiaries, all Outstanding Debentures shall become due and payable immediately without further action or notice in an amount equal to (x) the Accreted Value of the Debentures outstanding on the date of acceleration, if such declaration is made prior to the Full Accretion Date or (y) the entire principal amount at maturity of all the Debentures outstanding on the date of acceleration plus accrued interest, if any, to the date of acceleration if such declaration is made after the Full Accretion Date.

               In the case any Event of Default occurs by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Debentures pursuant to Section 1101 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Debentures.

               At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount at maturity of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the Company has paid or deposited with the Trustee a sum sufficient to pay and except on default with respect to any provision requiring a supermajority approval to amend, which may only be waived by such supermajority, all existing Events of Default, other than the non-payment of the Accreted Value of, premium, if any, and interest on the Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

               No such rescission shall affect any subsequent Default or impair any right consequent thereon.


SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

               Subject to the second paragraph of Section 501, the Company covenants that if

               (1) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

               (2) default is made in the payment of the Accreted Value of (or premium, if any, on) any Debenture at the Maturity thereof or, with respect to any Debenture required to have been purchased pursuant to an Asset Sale Offer or Change of Control Offer made by the Company, at the Purchase Date thereof,

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

the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for Accreted Value (and premium, if any) and, if after the Full Accretion Date, interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

               If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such judicial proceedings as the Trustee shall deem appropriate, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM.

               In case of any judicial proceeding relative to the Company (or any other obligor upon the Debentures), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized and directed by each Holder to make such payments to the Trustee and, in the event that the Trustee requests the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607.

               No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, PROVIDED, HOWEVER, that the Trustee may, on behalf of the Holders, vote for the


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election of a Trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.


SECTION 505.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBENTURES.

               All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.


SECTION 506.   APPLICATION OF MONEY COLLECTED.

               Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of Accreted Value (or premium, if any) or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST:  To the payment of all amounts due the Trustee under
Section 607;

               SECOND: To the payment of the amounts then due and unpaid for Accreted Value of (and premium, if any) and, if after the Full Accretion Date, interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for Accreted Value (and premium, if any) and, if after the Full Accretion Date, interest, respectively; and

               THIRD: The balance, if any, to the Company.


SECTION 507.   LIMITATION ON SUITS.

               No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

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

               (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (2) the Holders of not less than 25% in principal amount at maturity of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

               (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount at maturity of the Outstanding Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.   UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE ACCRETED
                      VALUE, PREMIUM AND INTEREST.

               Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the Accreted Value of (and premium, if any) and (subject to Section 307) interest on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date or in the case of an Asset Sale Offer or Change of Control Offer made by the Company and required to be accepted as to such Debenture, on the Purchase
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


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

SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES.

               If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE.

               Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.   DELAY OR OMISSION NOT WAIVER.

               No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.   CONTROL BY HOLDERS.

               The Holders of a majority in aggregate principal amount at maturity of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability, and

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

               (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


SECTION 513.   WAIVER OF PAST DEFAULTS.

               The Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any existing Default hereunder and its consequences, except a default with respect to any provision requiring a supermajority to amend, which default may only be waived by such a supermajority, except a Default

               (1) in the payment of the Accreted Value of (or premium, if any) or interest on any Debenture (including any Debenture which is required to have been purchased pursuant to an Asset Sale Offer or Change of Control Offer which has been made by the Company), or

               (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

               Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 514.   UNDERTAKING FOR COSTS.

               In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorney's fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; PROVIDED, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or the Company.

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


SECTION 515.   WAIVER OF USURY, STAY OR EXTENSION LAWS.

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE SIX

                                   The Trustee

SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES.

               (a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

               (b) Except during the continuance of a Default or an Event of
Default:

                      (1) The Trustee need undertake to perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

                      (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

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

               (c) The Trustee shall have no liability except for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (1) This paragraph does not limit the effect of paragraph
                      (b) of this Section 601.

                      (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                      (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                      Section 512.


SECTION 602.   NOTICE OF DEFAULTS.

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of Accreted Value of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.


SECTION 603.   CERTAIN RIGHTS OF TRUSTEE.

               Subject to the provisions of Section 601:

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

               (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable prior notice, to examine the books, records and premises of the Company, personally or by agent or attorney at such reasonable times as reasonably requested; and

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care.

SECTION 604.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES.

               The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of the Debentures or the proceeds thereof.


SECTION 605.   MAY HOLD DEBENTURES.

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

               The Trustee, any Paying Agent, any Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Debenture Registrar or such other agent.


SECTION 606.   MONEY HELD IN TRUST.

               Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.


SECTION 607.   COMPENSATION AND REIMBURSEMENT.

               The Company agrees

               (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

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

               To secure the Company's payment obligations in this Section 607, the Trustee shall have a lien prior to the Debentures on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Debentures.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(8) or (9) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.


SECTION 608.   DISQUALIFICATION; CONFLICTING INTERESTS.

               If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.


SECTION 609.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

               There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and a Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 610.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

               (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

               (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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

               (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount at maturity of the Outstanding Debentures, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a Trustee.

               (d) If at any time:

                      (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

                      (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                      (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount at maturity of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

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SECTION 611.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

               Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

               No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


SECTION 612.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

               Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.


SECTION 613.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

               If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

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                                  ARTICLE SEVEN

                       Holders' Lists and Reports by Trustee and Company

SECTION 701.   COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

               If the Trustee is not the Debenture Registrar, the Company shall furnish or cause to be furnished to the Trustee

               (a) semi-annually, not more than 15 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

               (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Debenture Registrar.


SECTION 702.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

               (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Debenture Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

               (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures and the corresponding rights and duties of the Trustee, shall be provided by the Trust Indenture Act.

               (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.


SECTION 703.   REPORTS BY TRUSTEE.

               (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

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               (b) A copy of each such report shall, at the time of such
transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debentures are listed, with the Commission and with the Company. The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange and any delisting thereof.


SECTION 704.   REPORTS BY COMPANY.

               Whether or not required by the Commission, so long as any Debentures are outstanding, the Company shall furnish or make available to the Holders, within the time periods specified in the Commission's rules and regulations:

               (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

               (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

               If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

               In addition, following the effectiveness of a registration statement contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company shall file a copy of all the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company shall, for so long as any Debentures remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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                                  ARTICLE EIGHT

                     Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.   LIMITATION ON MERGER, SALE OR CONSOLIDATION.

               The Company may not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

               (1)    either:

                      (a)    the Company is the surviving corporation; or

                      (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made expressly assumes all the obligations of the Company under the Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

               (3) immediately after giving PRO FORMA effect to such transaction no Default or Event of Default exists; and

               (4) the Company or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made,

                      (a) shall, after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1008; or

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

                      (b) would (together with its Restricted Subsidiaries) have a higher Fixed Charge Coverage Ratio immediately after such transaction (after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of the Company and its Subsidiaries immediately prior to the transaction.

The preceding clause (4) shall not prohibit:

                      (a) a merger between the Company and a Wholly Owned Subsidiary; or

                      (b) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States;

so long as, in each case, the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

               In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 801 is not applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.


SECTION 802.   SUCCESSOR SUBSTITUTED.

               Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer, conveyance, sale, lease or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company herein, and thereafter (except in the case of a lease), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.


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SECTION 803.   TRANSFER OF SUBSIDIARY ASSETS.

               For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.


                                  ARTICLE NINE

                             Supplemental Indentures

SECTION 901.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

               Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1)    to cure any ambiguity, defect or inconsistency;

               (2) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

               (3) to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation or the sale of all or substantially all of the Company's assets;

               (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

               (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

               (6) to provide for the issuance of additional Debentures in accordance with the limitations set forth in this Indenture; or

               (7)    to allow any Subsidiary to guarantee the Debentures.

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SECTION 902.   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

               With the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of amending or supplementing this Indenture or any supplemental indenture or modifying the rights of the Holders; PROVIDED that no such modification may, without the consent of each Holder thereby:

               (1) reduce the Accreted Value of Debentures whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the Accreted Value of or change the Stated Maturity of any Debenture or alter the provisions with respect to the redemption of the Debentures (other than Sections 1014 or 1015) or amend or modify the calculation of Accreted Value so as to reduce the amount of the Accreted Value on the Debentures;

               (3) reduce the rate of or change the time for payment of interest on any Debenture;

               (4) waive a Default or Event of Default in the payment of Accreted Value of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount at maturity of the Debentures and a waiver of the payment default that resulted from such acceleration);

               (5) make any Debenture payable in money other than that stated in the Debentures;

               (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of Accreted Value of or premium, if any, or interest on the Debentures;

               (7) cause the Debentures to be subordinated to any other Indebtedness of the Company;

               (8) waive a redemption payment with respect to any Debenture (other than a payment under Sections 1014 or 1015); or

               (9) make any change in the preceding amendment and waiver provisions.

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               It shall not be necessary for any Act of Holders under this
Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.   EXECUTION OF SUPPLEMENTAL INDENTURES.

               In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904.   EFFECT OF SUPPLEMENTAL INDENTURES.

               Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 905.   CONFORMITY WITH TRUST INDENTURE ACT.

               Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.


SECTION 906.   REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES.

               Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.


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SECTION 907.   AMENDMENTS AT THE REQUEST OF HOLDERS.

               Notwithstanding any provision herein to the contrary, if the Initial Purchasers holding not less than a majority in aggregate principal amount at maturity of the Outstanding Debentures notify the Company that such Holders intend to sell or otherwise transfer at least a majority in aggregate principal amount at maturity of the Outstanding Debentures, the Company will, if requested by such Holders, negotiate in good faith with such Holders to amend any provision herein to reflect terms that are contained in similar types of indebtedness as the Debentures of similarly situated companies being issued at or about the time of such request.


                                   ARTICLE TEN

                                    Covenants

SECTION 1001.  PAYMENT OF ACCRETED VALUE, PREMIUM AND INTEREST.

               The Company shall duly and punctually pay the Accreted Value of (and premium, if any) and any interest on the Debentures in accordance with the terms of the Debentures and this Indenture.


SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

               The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

               The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written


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notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003.  MONEY FOR DEBENTURE PAYMENTS TO BE HELD IN TRUST.

               If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the Accreted Value of (and premium, if any) or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the Accreted Value (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

               Whenever the Company shall have one or more Paying Agents, it shall, prior to each due date of the Accreted Value of (and premium, if any) or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay the Accreted Value (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such Accreted Value, premium, interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

               The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

               (1) hold all sums held by it for the payment of the Accreted Value of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (2) give the Trustee notice of any Default by the Company (or any other obligor upon the Debentures) in the making of any payment of Accreted Value (and premium, if any) or interest; and

               (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

               The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.


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

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Accreted Value of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such Accreted Value (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.


SECTION 1004.  EXISTENCE.

               Subject to Article Eight and Section 1015, the Company and its Restricted Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect their existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or its Restricted Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1005.  MAINTENANCE OF PROPERTIES.

               The Company shall cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors of the Company in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

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

SECTION 1006.  PAYMENT OF TAXES AND OTHER CLAIMS.

               The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or would not result in a material adverse effect on the Company.


SECTION 1007.  MAINTENANCE OF INSURANCE.

               The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible or in the case of insurance coverage, to self-insure, in each case to the extent, in the judgment of the Company, to do so comports with good business practice.


SECTION 1008.  LIMITATION ON INCURRENCE OF INDEBTEDNESS
               AND ISSUANCE OF PREFERRED STOCK.

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company shall not issue any Disqualified Stock or preferred stock and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock, PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock and the Company's Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock or preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
1.75 to 1, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

               As long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this Section 1008 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

               (l) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit pursuant to the Senior Credit Facilities; provided that the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding under the Senior Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $475 million at any one time;

               (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

               (3) the incurrence by Concentra Operating Corporation and its Subsidiaries of Indebtedness represented by the Senior Subordinated Debentures and the Guarantees thereon;

               (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such Assets), in an aggregate principal amount or accreted value, as applicable, not to exceed $15 million at any time outstanding;

               (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (14) or (15) of this Section 1008;

               (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

                      (a) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Debentures; and

                      (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

               (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding;

               (8) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 1008;

               (9) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (9);

               (10) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; PROVIDED, HOWEVER, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

               (11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the

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                      disposition of any business, asset or Subsidiary, other
                      than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (a) and (b) the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any such subsequent changes in value) actually received by the Company and/or such Restricted Subsidiary in connection with such disposition;

               (12) obligations in respect of performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

               (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funding in the ordinary course of business, PROVIDED, HOWEVER, that such Indebtedness is extinguished within five business days of incurrence;

               (14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, including Attributable Debt incurred after the Issue Date, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (14), not to exceed $25 million; and

               (15) the incurrence by the Company of Indebtedness represented by the Debentures.

               For purposes of determining compliance with this Section 1008, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall be permitted to classify such item of Indebtedness in any manner that complies with this covenant. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any


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other clause or to the first paragraph hereof provided that the Company would be permitted to incur such item of Indebtedness (or the portion thereof) pursuant to such other clause or the first paragraph hereof, as the case may be, at such time of reclassification. Accrual of interest, accretion or amortization of original issue discount and the accretion of accreted value shall not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

SECTION 1009.  LIMITATION ON RESTRICTED PAYMENTS.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment on such Equity Interests in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

               (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

               (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures, except scheduled payments of interest or principal at Stated Maturity thereof; or

               (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

               (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

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               (2)    the Company would, after giving PRO FORMA effect thereto
                      as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1008; and

               (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses
                      (1) through (6) and (11) and (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

                      (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first full fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                      (b) 100% of the aggregate net proceeds (including the fair-market value of property other than cash, provided, that fair market value of property other than cash shall be determined in good faith by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee and such determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $35 million) received by the Company as a contribution to the Company's capital or received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

                      (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such

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                             Restricted Investment (less the cost of
                             disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

                      (d) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

                      (e) if any Unrestricted Subsidiary pays any cash dividends or cash distributions to the Company or any of its Restricted Subsidiaries, 100% of any such cash dividends or cash distributions made after the Issue Date.

               So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

               (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

               (2) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

               (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

               (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a PRO RATA basis regardless of whether any Default has occurred or is continuing;

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               (5)    the redemption, repurchase, acquisition or retirement of
                      Equity Interests in a Permitted Joint Venture of the Company or of any of the Company's Restricted Subsidiaries in accordance with the organizational documents for, and agreements among holders of Equity Interests in, such Permitted Joint Venture, PROVIDED that as a result of such redemption, repurchase, acquisition or retirement, such Permitted Joint Venture shall become a Wholly Owned Restricted Subsidiary of the Company;

               (6) the redemption, repurchase, acquisition or retirement of Equity Interests in and Indebtedness of the Development Corporations in accordance with the respective securities purchase agreements entered into and notes issued by such Development Corporations; PROVIDED that as a result of such redemption, repurchase, acquisition or retirement, such Development Corporations shall become Wholly Owned Restricted Subsidiaries of the Company;

               (7) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former employees of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; PROVIDED that such redemptions or repurchases pursuant to this clause shall not exceed $2 million in any calendar year with unused amounts in any calender year being carried over to succeeding calendar years subject to a maximum of $10 million in any calendar year; PROVIDED that the amount of any such payments shall be included in subsequent calculations of the amount of Restricted Payments;

               (8) loans or advances to employees or directors of the Company or any Subsidiary of the Company made in the ordinary course of business the proceeds of which are used to purchase Capital Stock of the Company or Concentra Operating Corporation, in an aggregate amount not to exceed $5 million at any one time outstanding; PROVIDED that the amount of any such payments shall be included in subsequent calculations of the amount of Restricted Payments;

               (9) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price


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                      thereof; PROVIDED that the amount of any such payments
                      shall be included in subsequent calculations of the amount of Restricted Payments;

               (10) if immediately before and immediately after giving effect thereto no Default or Event of Default has occurred, payments of principal, interest, premium (if any) or payment due upon redemption, repurchase, conversion, acquisition or retirement of the Company's 6.0% Convertible Subordinated Notes due 2001 and 4.5% Convertible Subordinated Notes due 2003 in accordance with the respective terms thereof in effect on the Issue Date; PROVIDED THAT the amount of any such payments shall be included in subsequent calculations of the amount of Restricted Payments;

               (11)   Permitted Investments;

               (12)   distributions to fund the Transactions; and

               (13) other Restricted Payments in an aggregate amount not to exceed $5 million at any one time; PROVIDED that the amount of any such payments shall be included in subsequent calculations of the amount of Restricted Payments.

               The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $20 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1009 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.


SECTION 1010. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

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               (1)    pay dividends or make any other distributions to the
                      Company or any of its Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits;

               (2) pay any Indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

               (3) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

               (4) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

               However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

               (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including:

                      (a) the Senior Credit Facilities as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole (as determined in the good faith judgment of the Company's Board of Directors), with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the Issue Date;

                      (b)    this Indenture and the Debentures; and

                      (c)    the Senior Subordinated Notes;

               (2)    any applicable law, rule, regulation or order;

               (3) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so

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                      acquired, PROVIDED THAT, in the case of Indebtedness,
                      such Indebtedness was permitted by the terms of this Indenture to be incurred;

               (4) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

               (5) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receiveables Transaction relating exclusively to a Receiveables Entity that, in the good faith determination of the Board of Directors of the Company, are necessary to effect such Qualified Receiveables Transaction;

               (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in the last clause of the preceding paragraph;

               (7) restrictions with respect solely to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that such restrictions apply solely to the Capital Stock or assets being sold of such Restricted Subsidiary;

               (8) provisions with respect to the disposition or distribution of assets or property in connection with Permitted Joint Ventures entered into in accordance with past practice made in the ordinary course of business;

               (9) Permitted Refinancing Indebtedness, provided that the material restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, in the good faith judgment of the Company's Board of Directors, taken as a whole, to the Holders than those contained in the agreements governing the Indebtedness being refinanced; and

               (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

               Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Indenture shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

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SECTION 1011.  LIMITATION ON LIENS SECURING INDEBTEDNESS.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing trade payables, Attributable Debt or Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired unless:

               (1) in the case of Liens securing Indebtedness that is expressly subordinated or junior in right of payment to the Debentures, the Debentures are secured on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien; and

               (2) in all other cases, the Debentures are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.


SECTION 1012.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate or any affiliated professional associations or professional corporations which employ physicians and other professionals who provide healthcare services for the Company's occupational and health services centers (each, an "Affiliate Transaction"), unless:

               (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary made on an arm's-length basis with an unrelated Person; and

               (2)    the Company delivers to the Trustee:

                      (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such


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                             Affiliate Transaction has been approved by a
                             majority of the disinterested members of the Board of Directors; and

                      (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

               The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

               (1) customary directors' fees to Persons who are not otherwise Affiliates of the Company;

               (2) transactions between or among the Company and/or its Restricted Subsidiaries;

               (3) the payment of Affiliate Management Fees in an amount in any calendar year not to exceed the greater of (a) $1 million and (b) 1% of Consolidated EBITDA;

               (4) payments by the Company or any of its Restricted Subsidiaries to Welsh Carson, Ferrer Freeman and their respective Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved in good faith by a majority of the Board of Directors of the Company or a committee thereof consisting of disinterested members;

               (5) loans or advances to employees in accordance with past practice made in the ordinary course of business which are approved in good faith by a majority of the Board of Directors of the Company or a committee thereof consisting of disinterested members;

               (6) any agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is no less favorable to the Company and its Restricted Subsidiaries);

               (7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Merger Agreement (including any registration rights agreement or purchase

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                      agreement related thereto) to which it is a party on
                      the Issue Date and any similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause;

               (8) the payment of all fees and expenses related to the Transactions, including fees to Welsh Carson and Ferrer Freeman;

               (9) any payment pursuant to any tax sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated, combined or unitary group for tax purposes; PROVIDED that in no event shall the amount permitted to be paid pursuant to all such agreements exceed the tax liabilities attributable solely to the Company and its Restricted Subsidiaries (whether as a consolidated, combined or unitary group);

               (10)   Restricted Payments that are permitted by Section 1009;

               (11) customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries; and

               (12) any transaction involving ordinary course investment banking, merchant banking, commercial banking or related activities.

               Notwithstanding the foregoing, the Holders will be entitled to receive payment in full in cash of all amounts due or to become due in respect of the Debentures before any payment is made with respect to Affiliate Management Fees in the event of any distribution to creditors of the Company in any Insolvency or Liquidation Proceeding with respect to the Company. No payments of Affiliate Management Fees shall be made by the Company or any of its Restricted Subsidiaries if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which Affiliate Management Fees are to be paid is less than 1.5 to 1; PROVIDED, HOWEVER, that such payments due but not paid shall accrue and shall be paid only after such time as the Fixed Charge Coverage Ratio for a four full fiscal quarter period is no longer less than or equal to 1.5 to 1.

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SECTION 1013.  LIMITATION ON ISSUANCES AND SALES OF
               EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary or to issue any of its Equity Interests (other than, if necessary, Equity Interests constituting directors' qualifying shares) to any Person except:

               (1) to the Company or a Wholly Owned Subsidiary (other than a Receivables Entity); or

               (2) in compliance with Section 1015 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

               Notwithstanding the preceding paragraph, the Company may sell all the Equity Interests of a Restricted Subsidiary as long as the Company complies with Section 1015.

SECTION 1014. REPURCHASE OF DEBENTURES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

               (1) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof on any Redemption Date plus, after the Full Accretion Date, accrued and unpaid interest thereon, if any, to the Purchase Date (the "Change of Control Payment"). Within 60 Business Days following any Change of Control, the Company shall mail a notice to each Holder stating:

               (a) that the Change of Control Offer is being made pursuant to this Section 1014 and that all Debentures tendered shall be accepted for payment;

               (b that the Change of Control Offer shall remain open for 20 Business Days;

               (c)    the Purchase Price and the Purchase Date;

               (d) that any Debenture not tendered shall continue to accrue interest;

               (e) that, unless the Company defaults in the payment of the Change of Control Payment, all Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Purchase Date;

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               (f)    that Holders electing to have any Debentures purchased
                      pursuant to a Change of Control Offer shall be required to surrender the Debentures, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

               (g) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Debentures delivered for purchase, and a statement that such Holder is withdrawing his election to have the Debentures purchased; and

               (h) that Holders whose Debentures are being purchased only in part shall be issued new Debentures equal in principal amount at maturity to the unpurchased portion of the Debentures surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof.

               The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control.

               To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

               (2) By 12:00 p.m. (noon) Eastern Time on the Purchase Date, the Company shall, to the extent lawful:

               (a) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer;

               (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered; and

               (c) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate Accreted Value of Debentures or portions thereof being purchased by the Company.

               The Paying Agent shall promptly mail to each Holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount at maturity to any unpurchased portion of the Debentures surrendered, if any; provided that each such new Debenture shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

               (3) Prior to making a Change of Control Offer pursuant to paragraph (a), but in any event within 90 days following such Change of Control, the Company shall (i) obtain any required consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the making of the Change of Control Offer and the purchase of Debentures pursuant to this Section 1014, or
(ii) repay all or a portion of the outstanding Senior Indebtedness to the extent necessary (including, if necessary, payment in full of such Senior Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the repurchase of the Notes pursuant to this Section 1015 without such consent.

               (4) Notwithstanding anything to the contrary in this Section 1014, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1014 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Debentures validly tendered and not withdrawn under such Change of Control Offer.


SECTION 1015. REPURCHASE OF DEBENTURES AT THE OPTION OF THE HOLDER UPON AN ASSET SALE.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

               (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

               (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee provided that the Board of Directors' determination must be based on an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $35 million; and

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

               (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                      (a) any liabilities (as shown on the Company's or the Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Debentures, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                      (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash received in that conversion).

               The 75% limitation referred to above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding sentence, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the 75% limitation.

               Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds, at its option:

               (1) to repay or repurchase Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary;

               (2) to acquire all or substantially all the assets of, or a majority of the Voting Stock of, another Permitted Business;

               (3)    to make a capital expenditure in a Permitted Business;

               (4) to acquire other assets (other than securities) that are used or useful in a Permitted Business; or

               (5) to make an Asset Sale Offer, treating the Net Proceeds as Excess Proceeds for all purposes.

               Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $15 million, the Company shall be required to make an offer to all Holders of Debentures (an "Asset Sale Offer") to purchase the maximum Accreted Value of Debentures that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the Accreted Value thereof on any Redemption Date plus, after the Full Accretion Date, accrued and unpaid interest, if any, to the Purchase Date, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes. If the aggregate Accreted Value of Debentures tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Debentures to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

               To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Asset Sale Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 1016.  INVESTMENT COMPANY.

               The Company shall not, and shall not permit any of its Subsidiaries to, be required to register as an "Investment Company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to registration under the Investment Company Act.


SECTION 1017.  LIMITATION ON LINES OF BUSINESS.

               The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.


SECTION 1018.  SALE AND LEASEBACK TRANSACTIONS.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

               (1) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 1008 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 1011;

               (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

               (3) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 1015.

SECTION 1019.  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

               The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation (to the extent not designated a Permitted Investment) and shall reduce the amount available for Restricted Payments under the first paragraph of
Section 1009. All such outstanding Investments shall be valued at their fair market value at the time of such designation, as determined in good faith by the Board of Directors of the Company. That designation shall only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.


SECTION 1020.  ADVANCES OF SUBSIDIARIES.

               All advances to Restricted Subsidiaries made by the Company after the Issue Date shall be evidenced by intercompany notes in favor of the Company in the form of Exhibit C. Each intercompany note shall be payable upon demand and shall bear interest at the same rate as the Debentures.

SECTION 1021.  PAYMENTS FOR CONSENTS.

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


SECTION 1022.  STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES.

               (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of
Section 801 or Sections 1004 to 1021, inclusive, and if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

               (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

               (c) So long as not contrary to the then current provisions of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Debentures as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 1023.  WAIVER OF COVENANTS.

               The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 801 and Sections 1004 to 1021, if before the time for such compliance the Holders of at least a majority in principal amount at maturity of the Outstanding Debentures shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; PROVIDED, HOWEVER, with respect to any provision requiring a supermajority approval to waive, such provision may only be waived by such a supermajority, and with respect to a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected, such provision may only be waived by the consent of each and every Holder of outstanding Debenture affected.


                                 ARTICLE ELEVEN

                            Redemption of Debentures

SECTION 1101.  OPTIONAL REDEMPTION.

               The Company may redeem all or a part of these Debentures, upon not less than 30 nor more than 60 days' notice, at the redemption price for each Debenture equal to the sum of (x) the Accreted Value thereof on any Redemption Date less the Accreted Value thereof on the Issue Date and (y) the percentage set forth below of the Accreted Value thereof on the Issue Date (based on the twelve-month period beginning on August 17 of the years indicated below):

                      Year                            Percentage
                      ----                            ----------
                      1999                                107%

                      2000                                106%

                      2001                                105%

                      2002                                104%

                      2003                                103%

                      2004 and thereafter                 100%

               The Company may redeem at any time all of the Debentures, upon not less than 30 nor more than 60 days' notice, at 100% of the Accreted Value thereof on any Redemption Date plus accrued and unpaid interest, if any, with the cash proceeds of any unsecured Indebtedness of the Company issued to refinance, replace or refund all of the outstanding Debentures.


SECTION 1102.  APPLICABILITY OF ARTICLE.

               Redemption of Debentures at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.


SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

               The election of the Company to redeem any Debentures pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Debentures, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount at maturity of Debentures to be redeemed.


SECTION 1104.  SELECTION BY TRUSTEE OF DEBENTURES TO BE REDEEMED.

               If less than all of the Debentures are to be redeemed at any time, the Trustee shall select Debentures for redemption, not more than 60 days prior to the Redemption Date, as follows:

               (1) if the Debentures are listed, in compliance with the requirements of the principal national securities exchange on which the Debentures are listed; or

               (2) if the Debentures are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate.

               The Trustee shall promptly notify the Company and each Debenture Registrar in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

               Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed.

               For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount at maturity of such Debentures which has been or is to be redeemed.


SECTION 1105.  NOTICE OF REDEMPTION.

               Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at his address appearing in the Debenture Register.

               All notices of redemption shall state:

               (1)    the Redemption Date,

               (2)    the Redemption Price,

               (3) if less than all the Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the Accreted Value or the principal amount at maturity of such Debenture) of the particular Debentures to be redeemed, and in the case of partial redemption, a statement as the effect that upon surrender of such Debentures, a new Debenture in a principal amount at maturity equal to the unredeemed portion thereof shall be issued upon cancellation of the original Debenture,

               (4) that on the Redemption Date the Redemption Price shall become due and payable upon each such Debenture to be redeemed, and

               (5) the place or places where such Debentures are to be surrendered for payment of the Redemption Price.

               Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company if the Company gives notice to the Trustee at least 45 days prior to the Redemption Date.

               Notices of redemption may not be conditional.


SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

               Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Debentures which are to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and any applicable accrued interest on, all Debentures to be redeemed.


SECTION 1107.  DEBENTURES PAYABLE ON REDEMPTION DATE.

               Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Debentures or portions of them called for redemption shall not bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, together with any applicable accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

               If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the Accreted Value(and premium, if any) shall, until paid, bear interest, if any, from the Redemption Date at the rate provided by the Debenture.

SECTION 1108.  DEBENTURES REDEEMED IN PART.

               Any Debenture which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount at maturity equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.


                                 ARTICLE TWELVE

                       Defeasance and Covenant Defeasance

SECTION 1201.  COMPANY'S OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
DEFEASANCE.

               The Company may, at its option and at any time, by Board Resolution elect to have either Section 1202 or 1203 hereof be applied with respect to the Outstanding Debentures upon compliance with the conditions set forth below in this Article Twelve.


SECTION 1202.  LEGAL DEFEASANCE AND DISCHARGE.

               Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debentures and to have satisfied all its other obligations under such Debentures and this Indenture insofar as such Debentures are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to (i) rights of Holders to receive payments in respect of the Accreted Value of, premium, if any, and interest on such Debentures when such payments are due from the trust funds;
(ii) the Company's obligations with respect to such Debentures concerning Sections 304, 305, 306, 1002 and 1003; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of this Article Twelve, all of which shall survive until otherwise terminated or discharged hereunder. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.

SECTION 1203.  COVENANT DEFEASANCE.

               Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to its (i) obligations under Sections 1005 through 1021, inclusive, and clause (4) of
Section 801 and (ii) the occurrence of an event specified in Sections 501(4), (with respect to any of Sections 1005 through 1021, inclusive), 501(5) and 501(6) shall not be deemed to be a Default, an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Debentures shall be unaffected thereby.


SECTION 1204.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

               The following shall be the conditions to application of either
Section 1202 or Section 1203 to the then Outstanding Debentures:

               (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debentures, in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the Accreted Value of, premium, if any, and interest on the Outstanding Debentures on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Debentures are being defeased to maturity or to a particular Redemption Date;

               (2) In the case of an election of Legal Defeasance under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Debentures shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (3) In the case of an election of Covenant Defeasance under
       Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Debentures shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

              (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

              (7) no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Debentures or any other Debentures shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in paragraphs
       (7) or (8) of Section 501, at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day); and

              (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
       Section 1202 or the Covenant Defeasance under Section 1203 (as the case may be) have been complied with.

SECTION 1205.  DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE
                      HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

               Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debentures, of all sums due and to become due thereon in respect of Accreted Value (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the Accreted Value and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Debentures.

               Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


SECTION 1206.  REINSTATEMENT.

               If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if a Default from a bankruptcy or insolvency event occurs at any time during the period ending on the 91st day after the date of a deposit by the Company hereunder, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1202 or 1203; PROVIDED, HOWEVER, that if the Company makes any payment of Accreted Value of (and premium, if any) or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or the Paying Agent.

               This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and attested, all as of the day and year first above written.


                                    CONCENTRA MANAGED CARE, INC.


                                    By  /s/ Daniel J. Thomas
                                        ---------------------------
                                        Name: Daniel J. Thomas
                                        Title:   President

Attest:


 /s/ Richard A. Parr II
-------------------------
Name: Richard A. Parr II
Title:   Secretary


                                    UNITED STATES TRUST COMPANY OF NEW YORK


                                    By /s/ Gerard F. Ganey
                                       --------------------------
                                        Name: Gerard F. Ganey
                                        Title:    Senior Vice President

STATE OF ___________________ )      ss.:
COUNTY OF _________________  )


               On the _____ day of August, 1999, before me personally appeared _______, to me known, who, being by me duly sworn, did depose and say that he is the ________ of Concentra Managed Care, Inc., one of the corporations described in and which executed the foregoing instrument, and that he executed the same by authority of the Board of Directors of said corporation.



                                            -----------------------------------
                                            Notary Public




STATE OF ___________________ )      ss.:
COUNTY OF _________________  )


               On the _____ day of August, 1999, before me personally appeared ________, to me known, who, being by me duly sworn, did depose and say that he is __________ of United States Trust Company of New York, one of the corporations described in and which executed the foregoing instrument, and that he executed the same by authority of the Board of Directors of said corporation.



                                            -----------------------------------
                                            Notary Public

                                                                       EXHIBIT A


                               [FORM OF DEBENTURE]

               Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York)(the "Depositary"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1

               "THIS DEBENTURE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:


               (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH

--------
1 This paragraph should only be added if the Debenture is issued in global form.

                      ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

               (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                             AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING."2

               THIS DEBENTURE IS A REGULATION S TEMPORARY GLOBAL DEBENTURE AS SPECIFIED IN THE INDENTURE. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN SECTION 305 OF THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY GLOBAL DEBENTURE MAY BE MADE FOR AN INTEREST IN A REGULATION S PERMANENT GLOBAL DEBENTURE OR A RULE 144A GLOBAL DEBENTURE DURING THE RESTRICTED PERIOD.3

               THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS DEBENTURE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.4


"THIS DEBENTURE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") AS DEFINED BY
SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS

------------------
2 This paragraph should be included only for the Transfer Restricted Debentures. 3 This paragraph should be included only for Regulation S Temporary Global Debentures.
4 This paragraph should be included only for Regulation S Permanent Global Debentures.

AMENDED. THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.

               THE ISSUE PRICE OF THIS DEBENTURE IS 76.069% OF ITS ORIGINAL ACCRETED VALUE. THE AMOUNT OF OID ON THIS DEBENTURE IS EQUAL TO THE EXCESS OF ALL THE PAYMENTS TO BE MADE ON THIS DEBENTURE OVER THIS DEBENTURE'S ISSUE PRICE. THE ISSUE DATE OF THIS DEBENTURE IS AUGUST 17, 1999. THE PER ANNUM YIELD TO MATURITY OF THIS DEBENTURE IS 17.21% COMPOUNDED SEMI-ANNUALLY."

               "THIS DEBENTURE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNTIL THE DATE THE INITIAL PURCHASERS SELL AT LEAST 50% OF THE OUTSTANDING DEBENTURES EXCEPT, SUBJECT TO THE OTHER RESTRICTIONS ON TRANSFER HEREIN, AT ANY TIME AND FROM TIME TO TIME A HOLDER MAY SELL OR OTHERWISE TRANSFER DEBENTURES IF SUCH TRANSFERRED DEBENTURES HAVE AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF $5,000,000 OR MORE."

                          CONCENTRA MANAGED CARE, INC.

                     14% SENIOR DISCOUNT DEBENTURES DUE 2010


                                                          CUSIP No.

No.                          $_________(principal amount at maturity)

               Concentra Managed Care, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of _______________ million dollars on August 15, 2010, and to pay interest semi-annually in arrears of each Interest Payment Date, or if any such day is not a Business Day, on the next succeeding Business Day, commencing on February 15, 2005. The Debentures will not bear or accrue cash interest until August 15, 2004. Cash interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 15, 2004 at the rate of 14% per annum. The Company shall make each interest payment to the holders of record on the immediately preceding February 1 and August 1 until the principal amount at maturity thereof is paid or made available for payment, and at the rate of 15% per annum on any overdue principal at maturity and premium, if any, and on any overdue installment of interest, if any, until paid.

               On any Interest Payment Date after the Full Accretion Date, the Company shall pay such amount of accrued original discount on the Debentures as shall be necessary to ensure that the Debenture shall not be considered an "applicable high yield discount obligation" with the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended, or any successor provision. On February 15, 2005 and on each subsequent Interest Payment Date, the Accreted Value of the Debenture shall be reduced by the amount of accrued original issue discount required to be paid on such Debenture pursuant to the immediately preceding sentence. In the event of any such payment of accrued original issue discount, the Accreted Value of the Debenture shall be further reduced as of its maturity date to the extent necessary to ensure that the yield to maturity on the Debenture (determined as provided in Section 1272 of the Code and the regulations thereunder and computed by taking into account any such payment of accrued original issue discount) shall equal the yield to maturity on this Debenture (computed as though no such payment of accrued original discount had been paid).

               Payment of the Accreted Value of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

               Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  August 17, 1999


                                    CONCENTRA MANAGED CARE, INC.



                                    By_______________________
                                      Name:
                                      Title:

Attest:


------------------------------
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Debentures referred to in the within-mentioned Indenture.

Dated: August 17, 1999

                                            UNITED STATES TRUST COMPANY
                                            OF NEW YORK
                                            as Trustee


                                            By ____________________
                                               Authorized Officer

               The [Rule 144A] [Regulation S Temporary] [Regulation S Permanent] [Global] [Definitive] Debenture is one of a duly authorized issue of Debentures of the Company designated as its 14% Senior Discount Debentures due 2010 (herein called the "Debentures"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount at maturity to $216,230,000, issued and to be issued under an Indenture, dated as of August 17, 1999 (herein called the "Indenture"), between the Company and United States Trust Company of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

               The Company may redeem all or a part of the Debentures, upon not less than 30 nor more than 60 days' notice, at the redemption price for each Debenture equal to the sum of (x) the Accreted Value thereof on any Redemption Date less the Accreted Value thereof on the Issue Date and (y) the percentage set forth below of the Accreted Value thereof on the Issue Date (based on the twelve-month period beginning on August 15 of the years indicated below):

               Year                                      Percentage
               ----                                      ----------
               1999                                       107%

               2000                                       106%

               2001                                       105%

               2002                                       104%

               2003                                       103%

               2004 and thereafter                        100%

               The Company may redeem at any time all of the Debentures, upon not less than 30 nor more than 60 days' notice, at 100% of the Accreted Value thereof on any Redemption Date plus accrued and unpaid interest, if any, with the cash proceeds of any unsecured Indebtedness of the Company issued to refinance, replace or refund all of the outstanding Debentures.

               The Debentures do not have the benefit of any sinking fund obligations.

               In the event of redemption or purchase pursuant to an Asset Sale Offer or Change of Control Offer of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               If an Event of Default shall occur and be continuing, there may be declared due and payable the Accreted Value of the Debentures, in the manner and with the effect provided in the Indenture. Upon any acceleration of maturity of the Debentures, the Debentures shall be due and payable immediately in an amount equal to (x) the Accreted Value of the Debentures outstanding on the date of acceleration, if such declaration is made prior to the Full Accretion Date or
(y) the entire principal amount at maturity of all the Debentures outstanding on the date of acceleration plus accrued interest, if any, to the date of acceleration if such declaration is made after the Full Accretion Date.

               The Debentures are general unsecured obligations of the Company that shall rank PARI PASSU in right of payment to all existing and future Senior Indebtedness of the Company and senior to all existing and future subordinated Indebtedness of the Company.

               The Indenture provides that, subject to certain conditions, if
(i) certain Net Cash Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an Asset Sale Offer or Change of Control Offer, respectively, for all of the Debentures.

               The Indenture contains provisions for defeasance at any time of
(i) the entire indebtedness of this Debenture or (ii) certain restrictive covenants and Events of Default with respect to this Debenture, in each case upon compliance with certain conditions set forth therein.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount at maturity of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

               No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Accreted Value of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York and at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Debentures are issuable only in registered form without coupons. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount at maturity of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               As provided in and subject to the provisions of the Indenture, the Holder of this Debenture shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debentures, the Holders of not less than 25% in principal amount at maturity of the Debentures at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount at maturity of Debentures at the time Outstanding a direction inconsistent with such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debenture for the enforcement of any payment of Accreted Value hereof or any premium or interest hereon on or after the respective due dates expressed herein.

               Interest on this Debenture shall be computed on the basis of a 360-day year of twelve 30-day months.

               No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Subsidiaries or any successor entity shall have any personal liability in connection with this Debenture solely by reason of his or its status as such stockholder, employee, officer or director. Each Holder by accepting this Debenture waives and releases all such liability, acknowledges and consents to the transactions described under "The Transactions and Use of Proceeds" in the Offering Memorandum and further acknowledges the waiver and release are part of the consideration for the issuance of this Debenture.

               All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In addition to the rights provided to Holders of the Debentures under the Indenture, Holders of Debentures shall have all the rights set forth in the Registration Rights Agreement.5

               The Indenture and this Debenture shall be governed by and construed in accordance with the laws of the State of New York.

---------------
5 This sentence should be included only for the Initial Debentures.

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Debenture purchased in its entirety by the Company pursuant to Section 1014 or 1015 of the Indenture, check the box:

               [ ]

               If you want to elect to have only a part of this Debenture purchased by the Company pursuant to Section 1014 or 1015 of the Indenture, state the amount:


Dated:

Your Signature:                     __________________________________
                                    (Sign exactly as name appears on the other side of this Debenture)


Signature Guarantee:                __________________________________
                                    Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other
                                    "signature guarantee program" as may be
                                    determined by the Trustee in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             SCHEDULE OF EXCHANGES6

          The following exchanges relating to this Global Debenture have been made:


           Amount of decrease    Amount of increase   Principal Amount of
           in Principal Amount   in Principal Amount  this Global Debenture   Signature of authorized
Date of    of this Global        of this Global       following such          officer of Trustee or
Exchange   Debenture             Debenture            decrease (or increase)  Debentures Custodian



---------------------
6 This schedule should only be added if the Debenture is issued in global form.

CERTIFICATE TO BE DELIVERED UPON REGISTRATION OF TRANSFER OF TRANSFER RESTRICTED DEBENTURES

Re:  14%  SENIOR DISCOUNT DEBENTURES DUE 2010 OF CONCENTRA MANAGED CARE, INC.

               This Certificate relates to $___________ principal amount at maturity of Debentures held in (check applicable space) _____ book-entry or _____ definitive form by _________________ (the "Transferor").

The Transferor (check applicable box):

       [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Debenture held by the Depositary a Debenture or Debentures in definitive, registered form of authorized denominations and an aggregate principal amount at maturity equal to its beneficial interest in such Global Debenture (or the portion thereof indicated above); or

       [ ] has requested the Trustee by written order to exchange or register the transfer of a Debenture or Debentures.

               In connection with such request and in respect of each such Debenture, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Debentures and as provided in
Section 305 of such Indenture, the transfer of this Debenture does not require registration under the Securities Act (as defined below) because:

       [ ] Such Debenture is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 305(a)(ii)(A) or Section 305(d)(ii)(A) of the Indenture).

       [ ] Such Debenture is being transferred to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) that is aware that any sale of Debentures to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Debenture for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 305(a)(ii)(B) or Section 305(d)(ii)(B) of the Indenture).

       [ ] Such Debenture is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an Offshore Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 305(a)(ii)(C) or Section 305(d)(ii)(C) of the Indenture).

       [ ] Such Debenture is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the states of the United States, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 305(a)(ii)(D) or Section 305(d)(ii)(D) of the Indenture).


                             ------------------------------
                             [INSERT NAME OF TRANSFEROR]


                             By:___________________________


Date:_____________________

CERTIFICATE TO BE DELIVERED UPON REGISTRATION OF TRANSFER OF DEBENTURES

Re:     14% SENIOR DISCOUNT DEBENTURES DUE 2010 OF CONCENTRA MANAGED CARE, INC.


               This Certificate relates to $_____ principal amount at maturity of Debentures held in (check applicable box) _____ book-entry or _____ definitive form by ___________ (the "Transferor").

The Transferor (check applicable box):

        o has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Debenture held by the Depositary a Debenture or Debentures definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Debenture (or the portion thereof indicated above); or

        o has requested the Trustee by written order to exchange or register the transfer of a Debenture or Debentures.


                             ------------------------------
                             [INSERT NAME OF TRANSFEROR]


                             By:___________________________


Date:_____________________

                                                                      EXHIBIT B

                  [FORM OF REGULATION S CERTIFICATE FOR HOLDER]

CERTIFICATE TO BE DELIVERED UPON RECEIPT OF PAYMENT OF PRINCIPAL OR INTEREST WITH RESPECT TO A REGULATION S TEMPORARY GLOBAL DEBENTURE OR THE EXCHANGE OF A REGULATION S TEMPORARY GLOBAL DEBENTURE FOR REGULATION S PERMANENT GLOBAL DEBENTURE

Re:     14% SENIOR DISCOUNT DEBENTURES DUE 2010 OF CONCENTRA MANAGED CARE, INC.


               The undersigned as the Holder of a beneficial interest in a Regulation S Temporary Global Debenture is delivering this certificate concurrently with (check one):

        [ ]    the receipt of a payment of interest or principal with respect to a Regulation S Temporary Global Debenture; or

        [ ]    its written order to Euroclear or CEDEL, as the case may be, to exchange its beneficial interest in the Regulation S Temporary Global Debenture for beneficial interest in a Regulation S Permanent Global Debenture.

               In connection with the above, the undersigned hereby certifies that:

        [ ]    the undersigned as the Holder of the beneficial interest in the
Regulation S Temporary Global Debenture is not a U.S. Person (as defined in
Section 305); or

        [ ]    the undersigned has purchased its interest in the Regulation S
Temporary Global Debenture in a transaction that is exempt from the registration requirements under the Securities Act.


                                    ------------------------------
                                    [INSERT NAME OF HOLDER]


                                    By:___________________________

Date:_____________________

                  [FORM OF REGULATION S CERTIFICATE FOR EUROCLEAR AND CEDEL]


CERTIFICATE TO BE DELIVERED UPON RECEIPT OF PAYMENT OF PRINCIPAL OR INTEREST WITH RESPECT TO A REGULATION S TEMPORARY GLOBAL DEBENTURE OR THE EXCHANGE OF A REGULATION S TEMPORARY GLOBAL DEBENTURE FOR REGULATION S PERMANENT GLOBAL DEBENTURE

Re:     14% SENIOR DISCOUNT DEBENTURES DUE 2010 Of CONCENTRA MANAGED CARE, INC.


               The undersigned is delivering this certificate concurrently with (check one):

       [ ]     the receipt of a payment of interest or principal with respect to a Regulation S Temporary Global Debenture; or

       [ ]     the exchange of a Regulation S Temporary Global Debenture for a
Regulation S Permanent Global Debenture.

               In connection with the above, the undersigned hereby certifies that:

       [ ]     None of the holders of beneficial interests in the Regulation S
Temporary Global Debenture is a U.S. Person (as defined in Section 305); or

       [ ]     Each of the holders of beneficial interests in the Regulation S
Temporary Global Debenture has purchased its interest in a transaction that is exempt from the registration requirements under the Securities Act.


                             [MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, BRUSSELS OFFICE,
                              AS OPERATOR OF THE EUROCLEAR
                              CLEARANCE SYSTEM]
                             [CEDEL BANK, SOCIETE ANONYME]


                             By:___________________________


Date:_____________________

                                                                      EXHIBIT C

                           [FORM OF INTERCOMPANY NOTE]

US$___________                                                   (Date)

        ______________, a corporation duly incorporated and existing under the laws of ______ (the "Borrower") and a subsidiary of Concentra Managed Care, Inc. (the "Lender"), for value received, hereby promises to pay to the order of the Lender on demand the principal sum of ________ dollars and to pay interest thereon from the date hereof semiannually on ______ and ______ in each year at [ ]% until the principal hereof is paid or made available for payment.

        This Intercompany Note has been issued in accordance with the Indenture between the Lender and United States Trust Company of New York, as Trustee, dated as of _____________, 1999.

        This Intercompany Note shall be governed by and construed in accordance with the laws of the State of New York.


        IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed.

Dated:


                                                   [BORROWER]


                                                   By:____________________
                                                          Name:
                                                          Title:

Attest:


-------------------------
Name:
Title: